                                                                   Exhibit 10.04

                               LEASE AGREEMENT

LANDLORD:  ENTERPRISE CENTER VIII, L.P.

TENANT:    STRANDTEK INTERNATIONAL, INC.

                               TABLE OF CONTENTS

1.   PREMISES AND TERM...................................................   1

2.   CONDITION OF PREMISES...............................................   1

3.   BASE RENT, SECURITY DEPOSIT AND MONTHLY PAYMENTS....................   1

4.   COMMON AREA MAINTENANCE CHARGES AND TAXES...........................   3

5.   LANDLORD'S REPAIRS..................................................   6

6.   TENANT'S REPAIRS AND OTHER COVENANTS................................   7

7.   ALTERATIONS.........................................................   8

8.   SIGNS...............................................................   9

9.   UTILITIES...........................................................   9

10.  INSURANCE AND WAIVER................................................   9

11.  FIRE AND CASUALTY DAMAGE............................................  10

12.  LIABILITY AND INDEMNIFICATION.......................................  11

13.  RELEASE.............................................................  12

14.  ASBESTOS............................................................  12

15.  HAZARDOUS SUBSTANCES................................................  12

16.  USE.................................................................  14

17.  INSPECTION..........................................................  14

18.  ASSIGNMENT AND SUBLETTING...........................................  14

19.  CONDEMNATION........................................................  16

20.  HOLDING OVER........................................................  17

21.  SURRENDER...........................................................  17

22.  QUIET ENJOYMENT.....................................................  18

23.  EVENTS OF DEFAULT...................................................  18

24.  REMEDIES............................................................  19

25.  MORTGAGES...........................................................  21

26.  LENDER'S REQUIREMENTS...............................................  21

27.  MORTGAGEE PROTECTION................................................  22

28.  LIENS...............................................................  22

29.  INTENT OF PARTIES...................................................  22

30.  COMPLIANCE WITH LAWS AND MATTERS OF RECORD..........................  23

31.  WORDING AND CAPTIONS................................................  23

32.  SUCCESSORS AND ASSIGNS..............................................  23

33.  FORCE MAJEURE.......................................................  23

34.  ESTOPPEL CERTIFICATE................................................  23

35.  ENTIRE UNDERSTANDING................................................  23

36.  SURVIVAL OF OBLIGATIONS.............................................  23

37.  SEVERABILITY........................................................  24

38.  BROKERS.............................................................  24

39.  LANDLORD NOT BOUND UNTIL IT SIGNS AND DELIVERS LEASE................  24

40.  INTEREST............................................................  24

41.  TRANSFER OF LANDLORD'S INTEREST AND LIMITED RECOURSE................  24

42.  MODIFICATION OF LEASE AND LANDLORD'S CONSENT........................  25

43.  CHOICE OF LAW AND INTERPRETATION....................................  25

44.  INTENTIONALLY DELETED.............................................    25

45.  INDEPENDENT COVENANTS.............................................    25

46.  CERTAIN RIGHTS RESERVED BY LANDLORD...............................    25

47.  RULES AND REGULATIONS.............................................    25

48.  LANDLORD'S DEFAULT................................................    25

49.  NOTICES...........................................................    26

50.  COMPLIANCE WITH LENDER'S AND OTHER REQUIREMENTS...................    26

51.  TENANT'S STATEMENT OF OWNERSHIP AND FINANCIAL STATEMENTS..........    26

52.  TIME IS OF THE ESSENCE............................................    26

53.  ATTORNEY'S FEES...................................................    26

54.  CORPORATE AUTHORITY...............................................    26

55.  COUNTERPARTS......................................................    26

56.  LANDLORD'S LIEN...................................................    27

57.  INDUSTRIAL REVENUE BOND LIMITATIONS...............................    27

58.  OPTION TO EXTEND..................................................    27

59.  RACKING SYSTEM....................................................    28

60.  FIRE SUPPRESSION SYSTEM...........................................    28

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT (this "Lease"), is made and entered into as of the 13th day of July, 2000, by and between ENTERPRISE CENTER VIII, L.P., an Illinois limited partnership (hereinafter referred to as "Landlord"), and STRANDTEK INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Tenant").
                               R E C I T A L S:
                               - - - - - - - -

     A. WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, certain space located within the property commonly known as the Chicago Enterprise Center located at 13535 South Torrence Avenue, Chicago, Illinois, all upon the terms, provisions and conditions hereinafter set forth.

                           A G R E E M E N T:
                           - - - - - - - - -

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord hereby leases to Tenant, and Tenant hereby takes and leases from Landlord, commencing as of the Commencement Date (as hereinafter defined), approximately eighty-one thousand eight hundred fifty-nine (81,859) square feet of space located in that certain building commonly known as "Building A-1", known as Bays D/E and E/F, in the Chicago Enterprise Center located at 13535 South Torrence Avenue, Chicago, Illinois, all as more particularly identified on the diagram attached hereto as EXHIBIT A and incorporated herein by reference (the "Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease (the "Term") shall commence on the earlier to occur of (i) Landlord's substantial common of Landlord's Work (as defined hereinafter) and (ii) November 1, 2000 (the "Commencement Date") and shall end on October 31, 2007 (the "Expiration Date"), both dates inclusive, unless the Term is extended or earlier terminated as provided herein. The Premises are located in a building known as "Building A-1" (the "Building") which forms a part of an industrial business complex commonly known as the Chicago Enterprise Center (the "Complex"). For the purposes of this Lease the term "Lease Year" shall mean the 12-month period commencing on the Commencement Date and each 12-month period thereafter during the Term (and any renewal or extension thereof), provided that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall commence on the Commencement Date and shall end on the last day of the month in which the first anniversary of the Commencement Date occurs, and subsequent Lease Years shall consist of each succeeding twelve month period.

     2. CONDITION OF PREMISES. Tenant acknowledges that (i) it has inspected and accepts the Premises "as is" subject to the completion of Landlord's Work,
(ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises nor the suitability of the Premises for Tenant's Use, nor promises to alter, remodel or improve the Premises have been made by Landlord (except to the extent expressly set forth in this Lease). Notwithstanding the foregoing, Landlord hereby agrees to substantially complete the work in the Premises described in Exhibit E attached hereto ("Landlord's Work"), on or prior to November 1, 2000. Tenant's taking occupancy or the Premises shall be deemed conclusive evidence that Tenant is satisfied with the condition of the same and that Landlord has fully complied with its obligations under this Paragraph 2 with respect to the aforementioned cleaning and repairs.

     3.   BASE RENT, LETTER OF CREDIT AND MONTHLY PAYMENTS.

     A. Tenant agrees to pay to Landlord rent for the Premises, by check, or if requested by Landlord, via wire transfer of funds to a bank or financial institution as designated by Landlord from time to time, in advance, without demand, deduction, set off or recoupment, according to the Rent Schedule contained in EXHIBIT C attached hereto ("Base Rent") during the Term hereof. Commencing as of the Commencement Date, Base Rent and Additional Rent for the Premises shall be due and payable on or before the first day of each calendar month during the Term in the amounts set forth in EXHIBIT C attached hereto and made a part hereof; provided, however, that if the Term of this Lease shall commence on a date other than the first day of a calendar month or end on a date other than the last day of a calendar month, the first and last month's Base Rent and Additional Rent shall be prorated based upon the ratio that the number of days in the Term within such month bears to the total number of days in such month.

     B.   1.   Tenant shall, on or prior to the Deposit Date (as defined
hereinafter), deposit with Landlord an irrevocable and unconditional letter of credit in a form reasonably acceptable to Landlord in its sole discretion (the "Letter of Credit") issued by a bank reasonably approved by Landlord (the "Bank") which Bank maintains offices in Chicago and which Bank maintains a net worth in excess of Five Hundred Million Dollars ($500,000,000), in favor of Landlord, in the amount specified in Paragraph 3.B.2 below as security for the full and faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall by its terms be freely assignable by the beneficiary, without charge, to any future landlord under this Lease. The Letter of Credit shall have a term which expires no sooner than the expiration date of the Term of this Lease (as same may be extended, modified or renewed), or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term of this Lease, renews for successive one (1) year periods unless the Bank provides not less than forty-five (45) days' prior written notice to Landlord that the Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes not later than thirty (30) days prior to the expiration of the Letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 3B. If Tenant defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the proceeds of the Letter of Credit, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or such amount necessary to cure any other default by Tenant, whether monetary or non-monetary. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant, within five (5) business days after demand, shall deposit with Landlord or its designee the amount so applied or retained so that Landlord or its designee shall have the full deposit on hand at all times during the Term of this Lease (and any extension, modification or renewal thereof). Tenant's failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease.

          2. The Letter of Credit shall be in an amount equal to one Hundred Twenty-Five Thousand Dollars ($125,000.00) such amount to be increased thereafter by the amount of the Racking Allowance (as defined in Paragraph 59 of this Lease), if any Tenant shall deposit the Letter of Credit in the initial amount referenced in the immediately preceding sentence with Landlord on or prior to the Commencement Date. Tenant shall thereafter increase the Letter of Credit, in an amount equal to the Racking Allowance (if any) within ten (10) business days of Landlord's receipt of the documents required under Paragraph 59, for Landlord's determination of the Racking Allowance.

          3. Provided that no event of default by Tenant has theretofore occurred under this Lease during the lease year in question, the amount required to be maintained under the Letter of Credit shall be reduced effective as of the end of each of the first three (3) lease years of the Term of this Lease in an amount equal to $25,000.

     C. In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer or cause to be transferred to the transferee, vendee or lessee, as the case may be, the Letter of Credit and any cash security then held by Landlord under this Lease, and Landlord thereupon shall be released by Tenant from all liability under this Paragraph 3B so long as such assignee accepts such Letter of Credit. Tenant agrees to look solely to the new landlord for the return of the Letter of Credit and any cash security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit and any cash security to a new landlord. Tenant shall not assign or encumber, or attempt to assign or encumber, the Letter of Credit or any such cash security and agrees that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted, assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or any cash security held by Landlord. Recourse by Landlord to the Letter of Credit or any cash security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

     D. In the event that Tenant fully and faithfully complies with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit, except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant promptly after the expiration date of the Term (as same may be extended under Paragraph 58 below).

     E. Tenant agrees to pay, as additional rent ("Additional Rent") to Landlord under this Lease, (i) Tenant's Pro-Rata Share (as defined in Paragraph 4D below) of Taxes (as defined in Paragraph 4B below) payable by Landlord which accrue during the Term of the Lease, (ii) Tenant's Pro-Rata Share of the cost of jointly metered or submetered utilities serving the Common Areas and water serving the Complex ("Joint Utilities Costs"), (iii) Tenant's Pro-Rata Share of the cost maintaining insurance ("Insurance Costs") pursuant to Paragraph 4 and 10 below and (iv) Tenants Pro-Rata Share of Operating Expenses (as defined in Paragraph 4C below) determined in accordance with Paragraph 4 below. During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall pay to Landlord as Additional Rent an amount equal to 1/12 of Landlord's estimated annual amount of Tenant's Pro-Rata Share of such items. The initial monthly payments of Additional Rent for each calendar year are based upon the estimated amounts for the calender year in question, and shall be increased or decreased from time to time by Landlord to reflect the projected actual amount of all such items, all as more fully set forth in this Lease. Tenant acknowledges that the term Operating Expenses insurance Costs and Joint

Utilities Costs, although for administrative reasons Landlord currently bills such items under separate categories, and Landlord reserves the right to change its method of billing such costs in the future. All references in this Lease to Operating Expenses shall also be deemed to refer to Insurance Costs, Joint Utilities Costs and Taxes.

     4.   COMMON AREA, ADDITIONAL RENT AND TAXES.

     A. The "Common Area" is the part of the Complex designated by Landlord from time to time for the common use of more than one tenant, including, among other facilities, certain railroad tracks, fences, truck scales, guard stations, sidewalks, parking areas, landscaping, curbs, loading areas, private streets and alleys, detention areas, lighting facilities, pylon sign(s), monument identification sign(s), television security systems, fire suppression and protection systems, and other areas and improvements provided by Landlord for the common use of all tenants, and all other portions of the Complex not designated for the sole use of a single tenant or Landlord, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its sole discretion, shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area and the location, dimensions, identity and type of any parking area or building in the Complex and to construct additional buildings, additions to existing buildings, and other improvements in the Complex, and to eliminate buildings and other improvements from the Complex and add or subtract land from the Complex. Tenant and its employees and customers shall have the nonexclusive right and license to use the portions of the Common Area designated by Landlord for such use from time to time, such use to be in common with Landlord, other tenants of the Complex and other persons permitted by Landlord to use the same, and subject to such rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the Complex or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, assignees, licensees, concessionaires and invitees shall be parked. Landlord may close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

     B. The term "Taxes" shall mean and include any and all (a) personal property and ad valorem taxes of Landlord relating to personal property at the Complex and used or useful in connection with the operation and maintenance thereof, (b) real estate taxes and assessments, special or otherwise, including interest thereon, levied or assessed against the Complex by any authority having the power so to tax, including the city, county, state or federal government, or any school, agricultural, transportation, lighting, drainage or other improvement district thereof, (c) governmental charges, general or special, foreseen or unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America, the State in which the Complex is located or any political subdivision thereof against Landlord or all or any part of the Complex, and accruing during the respective calendar year, (d) taxes, assessments, charges or fees which are imposed in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; (e) income or franchise taxes based on Landlord's income from the Complex which taxes such income in a different manner than income from sources other than the ownership and operation of income-producing real estate; (f) taxes on rents or leases; (g) taxes on the development of real estate or the construction or improvement of buildings or premises therein; and (h) fees and costs in connection with any appeal or contest of Taxes.

     C. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance, repair and operation of the Common Area or the Complex, as the case may be, as determined by Landlord's accountants, including, but not limited to: the cost of insurance premiums for the Complex, the costs of any deductible on any insurance policies paid or to be paid by Landlord in connection with any casualty, loss or other insurance claims relating to the Complex, all costs and expenses of protecting, operating, managing, repairing, repaving, lighting, heating, cleaning, painting, striping and sealing the Common Area, direct administrative costs, the cost and expense of service and maintenance contracts for the Common Area, including but not limited to, fence, railroad track and truck scale maintenance, the cost and expenses of removing of snow, ice and debris, the cost and expense of security, and fire protection, the cost and expense of inspecting, repairing and maintaining machinery and equipment used in the operation of the Common Area, the cost and expense of installing, inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, domestic water systems, detention areas, and sprinkler and other fire protection and alarm and suppression systems for the Complex, the cost and expense of installing, maintaining, repairing and replacing electrical, gas, water, telephone and irrigation systems for the Common Area, the cost and expense of planting, maintaining and replacing landscaping and shrubbery for the Common Area, the costs of complying with all requirements of governmental laws, regulations or ordinances which are imposed either after the Commencement Date or, with respect to buildings or other improvements already constructed, the date of the original construction of such improvements (including but not limited to the Americans With Disabilities Act), wages payable to employees of Landlord or its affiliates whose duties are connected with the operation, maintenance and repair of the Complex (but only for the portion of their time reasonably allocable to work related to the Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation, maintenance and repair of the Complex, all costs of uniforms, supplies and materials used in connection with the operation, maintenance and repair of the Complex including but not limited to office supplies, machinery, equipment and furniture, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expenses incurred by Landlord, its contractors or subcontractors, pursuant to law, any collective bargaining agreement or otherwise covering such employees, reasonable attorneys' fees and costs in connection with any appeal or contest of Taxes, and such other costs or expenses as are ordinarily incurred in the operation and maintenance of the Complex and not specifically set forth herein, including reasonable management fees and the costs (including but not limited to costs associated with utilities, equipment, supplies and rent) of a building maintenance warehouse and management office. The term "Operating Expenses" shall not include any capital improvement to the Common Area other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty to the extent of any insurance proceeds received by Landlord (except that the amount of any deductibles may be included in "Operating Expenses"), expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, and interest or principal payments on any mortgage or other indebtedness of Landlord. In the event Landlord installs equipment in or makes improvements or alterations to the Complex or Common Area which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations, or ordinances which were not required at either the Commencement Date or, with respect to buildings or improvements already constructed, the date of the original construction of such improvements (including but not limited to the Americans With Disabilities Act), Landlord may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Landlord in connection with city sidewalks adjacent to the Complex and any pedestrian walkway system (either above or below ground) or other public facility for which Landlord pays the costs of maintaining or repairing in connection with the operations of the Complex. For the purposes of this Paragraph 4(C), all references to Landlord (except for the very first reference to Landlord in this Paragraph 4(C)) shall be deemed to refer to both Landlord and any entity which owns, either in fee simple title or beneficially any portion of the Complex.

     D. Tenant's Pro-Rata Share with respect to the Premise approximately 33.80% ("Pro-Rata Share" or "proportionate share"). The aforementioned Pro-Rata Share has been agreed upon by the parties hereto after due consideration of the rentable area of the Premises (approximately 81,859 square feet) compared to the total rentable area of all buildings in the Complex owned by Landlord (242,199 square feet) existing as of the date hereof and which Pro-Rata Share is subject to change from time to time as Landlord increases or decreases the number or size of the buildings at the Complex owned by Landlord, including the Building and as provided in Paragraph 4(L) herein. Tenant acknowledges that Landlord owns a portion of the Complex and that other entities (the "Remaining Owners") own other portions of the Complex. Tenant acknowledges and agrees that notwithstanding anything in this Lease to the contrary except as described below in this Paragraph 4(D), the amount of Operating Expenses, Taxes, Joint
Utilities Costs and Insurance for the "Complex" will be initially based and calculated as the amount of such sums allocated to the portion of the Complex owned by Landlord, and Tenant's "Pro-Rata Share" or "proportionate share" shall be the square footage of the Premises divided by the square footage of the Buildings in the Complex owned by Landlord. Notwithstanding the foregoing, Landlord shall have the right unilaterally in its sole and absolute discretion to change the calculation of any or all of the Operating Expenses, Taxes, Joint Utilities Costs and/or Insurance to reflect such costs incurred on the entire Complex, including the portions owned by the Remaining Owners, and in such case Tenant's "Pro-Rata Share" or "proportionate share" relating to such items shall be the square footage of the Premises divided by the square footage of all of the Buildings in the Complex.

     E. Prior to the beginning of each calendar year during the Term hereof, Landlord shall notify Tenant as to monthly installments on account of the Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes (the "Expense Estimate") payable by Tenant based on Landlord's reasonable estimate of Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes for such calendar year. The amount of such installments may be increased or decreased by Landlord from time to time during any calendar year based on Landlord's re-estimate (an "Expense Adjustment") of such Operating Expenses, Insurance Costs or Taxes.

     F. Tenant's liability for its Pro-Rata Share of Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes for the first calendar year in which the term of the Lease falls (if the Commencement Date is other than January 1) and the last calendar year in which the term of the Lease falls (if the Lease ends on a date other than December 31) shall be pro-rated based upon the number of days in the Term falling within the calendar year in question.

     G. In the event that any Expense Estimate increasing Tenant's monthly payments for Operating Expenses, Joint Utilities Costs, Insurance Costs or Taxes is delivered to Tenant after the first day of January of the applicable calendar year, any such increased amounts, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

     H. Whenever Landlord shall have ascertained the actual amount of Operating Expenses, Joint Utilities Costs, Insurance Costs and/or Taxes, as applicable, payable by Tenant for any calendar year during the Term, Landlord shall notify Tenant as to the amount thereof for such calendar year. If Tenant has paid less than its Pro-Rata Share of Operating Expenses, Joint Utilities costs, Insurance Costs and/or Taxes as applicable, for any calendar year, then Tenant shall pay Landlord any such deficiency within ten (10) days after Landlord's notice. If Tenant has paid more than its Pro-Rata Share of Operating Expenses, Joint Utilities Costs, Insurance Costs and/or Taxes, as applicable, for any calendar year, then Landlord shall credit any such excess to unpaid Base Rent or Additional Rent due thereafter, or, if at such time the Term of this Lease has been terminated, Landlord shall pay any such excess to Tenant. At such time as Landlord has notified Tenant of the actual Operating Expenses, Joint Utilities Costs, Insurance Costs and/or Taxes, as applicable, for any calendar year, Landlord may re-estimate Tenant's Pro-Rata Share for any such item for the current calendar year and may fix monthly installments for the remaining balance of such calendar year in an amount sufficient to pay the re-estimated amount over the balance of such calendar year after giving credit for payments made by Tenant on the previous estimate.

     I. Anything herein to the contrary notwithstanding, it is agreed that in the event the Complex is not fully occupied during any part of any calendar year, a reasonable and equitable adjustment shall be made by Landlord in computing the Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes for such year so that the Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes shall be adjusted to the amount that would have been incurred had the Complex been fully occupied during such year; provided, however, that Landlord agrees that Landlord shall make only such adjustments to those components of Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes which, in Landlord's reasonable judgment, will vary depending on the level of occupancy of the Complex (e.g., if the Complex is only fifty percent (50%) occupied and the occupied space is leased to two (2) tenants, each occupying twenty-five percent (25%) of the Complex, and Landlord's water expenses incurred with respect to the Complex total $50.00 in a given calendar year, then pursuant to this paragraph the water expense would be adjusted to $100.00 for such calendar year, the amount which would have been incurred had the Complex been fully occupied, and each of the two tenants in the Complex would be charged twenty-five percent (25%) of the adjusted water charge, or $25.00); and provided, further that Landlord shall not collect more than the actual amount of such Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes by reason of this paragraph.

     J. Tenant's obligation to pay (i) its Pro-Rata Share of Operating Expenses, Joint Utilities Costs, Insurance Costs and Taxes, and (ii) Tenant's Allocable Share of the costs of utilities referred to in Paragraph 9 herein, shall survive the expiration or termination of this Lease. Tenant shall pay Landlord any amounts owed following expiration of the Lease within five (5) days after notice from Landlord of any amounts owed. Tenant acknowledges that Tenant's obligation to pay Tenant's Pro-Rata Share of Taxes is based on Taxes accruing (as opposed to payable) during any calendar year and that real estate taxes in the State in which the Premises is located are currently payable in arrears in the year after they accrue. Consequently, as of the expiration or earlier termination of the Term, the final actual amount due from Tenant for Taxes for that portion of the Lease Term falling in the calendar year in which the Lease expires or terminates (the "Final Calendar Year") will not finally be determined until the following calendar year, and the actual amount due from Tenant for Taxes for that portion of the Lease Term falling in the calendar year immediately prior to the Final Calendar Year may not be determined until later in the Final Calendar Year, although Tenant shall be responsible for making payments to Landlord for such Taxes in advance as specified in this Lease.

     K. Further, Tenant shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Complex is located or any political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease; provided, however, Tenant shall have no obligation to pay general net income taxes of Landlord which do not tax rent and other amounts received by Landlord under this Lease differently than non-rental income.

     L. Landlord may elect at any time to effect a tax division of the Premises and other adjacent property from the remaining portion of the Complex or to effect a tax consolidation of the Premises or the Complex with other property and Tenant's Pro-Rata Share with respect to the payment of Taxes and possibly the other components of Additional Rent may be adjusted accordingly, provided, however, that Tenant's Pro-Rata Share with respect to the payment of Taxes as a result of such tax division or consolidation shall not exceed Tenant's Pro-Rata Share set forth in Paragraph 4(D) above. If Landlord effects a tax division or tax consolidation relating to the Premises and the Complex, Landlord shall have the option of determining that Tenant has a different Pro-Rata Share for the purpose of paying Taxes as opposed to Tenant's Pro-Rata Share for the payment of Operating Expenses and other components of Additional Rent, or Landlord may segregate and apportion Operating Expenses and the other components of Additional Rent among the various tax parcels comprising the Complex in which case Tenant's Pro-Rata share for the payment of Taxes and other items of Additional Rent may be the same. In either such case, Landlord shall determine in Landlord's reasonable judgment, how such components of Additional Rent shall be apportioned. At Landlord's sole and absolute option in the event of a tax division Landlord may direct Tenant to (i) pay directly to the applicable taxing authority all Taxes attributable to the tax parcel which includes the Premises at least ten (10) business days prior to the initial due date thereof and shall furnish Landlord with a copy of the paid tax bill therefor at least five (5) business days prior to such due date, and (ii) pay to Landlord as Additional Rent its Pro-Rata Share of Taxes attributable to the Common Area, which payment shall be made monthly, in advance, in equal installments, as estimated by Landlord and in accordance with the terms of this Paragraph 4. In the event Landlord does not exercise Landlord's option in the foregoing sentence or in the event Landlord determines otherwise after exercising such option, Tenant shall pay Tenant's Pro-Rata Share of such Taxes monthly as provided in this Lease. In the event Landlord effects a tax division of the Premises as herein provided and Tenant fails to pay the Taxes attributable the Premises, including any penalties and interest owed to the collecting body, Landlord may pay the same and recover such amount from Tenant with interest at the Interest Rate (as defined in Paragraph 40 herein).

         M. Tenant shall be liable for and pay when due all taxes levied or assessed against any personal property, equipment, machinery or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property, equipment, machinery or fixtures and Landlord pays the increased taxes, then, upon demand, Tenant shall pay to Landlord such taxes.

         N. Notwithstanding the foregoing, Landlord and Tenant agree that if any Operating Expenses are incurred which only benefit certain tenants at the Complex (such as railroad repairs, maintenance and replacements, since all tenants in the Complex do not benefit from rail service) and in Landlord's reasonable judgement it is not equitable for such Operating Expenses to be apportioned among all tenants based on each such tenant's pro-rata share of the space in the Complex, Landlord shall have the right to apportion such Operating Expenses in an equitable manner in Landlord's reasonable discretion among those tenants which will benefit from the incurrence of any such Operating Expenses.

         O. Notwithstanding anything in this Lease to the contrary, the issuance of invoices to Tenant by Landlord and/or Tenant's payment of any Additional Rent as calculated by Landlord shall be deemed to be conclusive evidence that such amount of Additional Rent was correctly calculated by Landlord, unless Tenant objects to any such amounts contained in Landlord's calculation of Additional Rent within twelve (12) months after the earlier of the date such amounts were due or were paid by Tenant. Tenant shall have no right to challenge, review or request a reimbursement for any component or amounts included in Additional Rent which either became due or were paid by Tenant more than twelve (12) months prior to the date Tenant objects to any such Additional Rent in a written notice to Landlord.

         5. LANDLORD'S REPAIRS.

         A. Upon notification by Tenant and upon Landlord's determination that any such repair or replacement is necessary, Landlord shall repair or replace, reasonable wear and tear excluded, any structural (which for purposes of this Lease shall mean only structural repairs to the roof and structural repairs to the load bearing exterior walls of the Premises ("Structural Repairs")) damage to or defect in the Premises and/or the roof of the Building ("Roof Repairs"); provided, however, that (i) if any damages or repairs to the Premises or Complex are occasioned by any negligent acts or omissions, or the willful misconduct of the Tenant or Tenant's employees, officers, directors, partners, affiliates, shareholders, agents, contractors, customers, invitees, assignees, subtenants or licensees (individually and collectively "Tenant's Related Parties"), Tenant shall bear the cost of such repairs and (ii) it any damages or repairs are occasioned by casualty loss due to a fire or other casualty, such damages or repairs shall be dealt with in accordance with Paragraph 11 hereof. Notwithstanding the foregoing, in the event that pursuant to the terms of the Lease, the cost to Landlord to perform any such Structural Repairs and/or Roof Repairs from time to time would, as reasonably estimated by Landlord, (i) for any Structural Repairs and/or Roof Repairs during any one Lease Year or (ii) for any related set of Structural Repairs and/or Roof Repairs in the aggregate, exceed twenty percent (20%) of the remaining Base Rent due under the Lease at the time of Landlord's calculations, discounted to present value at a discount rate of eight percent (8%) (the "Structural Repairs Limit"), then Landlord shall have the right from time to time to notify Tenant in writing (a "Landlord's Structural Repairs Notice") that the cost of any such Structural Repairs and/or Roof Repairs will exceed the Structural Repairs Limit. Tenant shall have ten
(10) business days after the date of Landlord's Structural Repairs Notice to, pursuant to a written notice actually received by Landlord within such ten (10) business day period, elect to (i) release Landlord from its obligation to perform such Structural Repairs and/or Roof Repairs in question in excess of the Structural Repairs Limit (which release shall be effective as to the Structural Repairs and Roof Repairs in question for the remainder of the Term) and Landlord shall select which Structural Repairs and/or Roof Repairs to perform up to the Structural Repairs Limit and proceed to diligently perform such repairs, (ii) agree to pay Landlord at the time Landlord commences such Structural Repairs and/or Roof Repairs, Landlord's estimated costs to perform such Structural Repairs and Roof Repairs in excess of the Structural Repairs Limit, which costs shall be reprorated between Landlord and Tenant at such time as the work is completed and the actual costs are known, or (iii) require that Landlord elect within ten (10) business days after Landlord's actual receipt of Tenant's election to either perform all of such Structural Repairs and Roof Repairs then in question at Landlord's expense regardless of the costs to perform such Structural Repairs and Roof Repairs or terminate the Term of the Lease effective no more than sixty (60) days after the date of Landlord's election, at which time the Term of the Lease shall expire and the Lease shall be null and void except for those obligations of Landlord or Tenant which have accrued but not been performed (but not including Landlord's maintenance obligations) or which by their terms survive the expiration of the Term. In the event Tenant does not make such election within such ten (10) business day period, Landlord may make such election.

         B. Tenant represents and warrants that it will not at any time subject the floor of the Building or any part thereof to any load exceeding its respective live load capacity (such capacity being 1,000 pounds/square foot), and Tenant shall use all reasonable and prudent storage techniques, including but not limited to, even distribution of weight loads to avoid any such overloading. Any failure of Tenant to comply with the covenants and agreements contained in this Paragraph 5 which may have caused damage to the structural system of the Building shall avoid the covenants of Landlord set forth in this Paragraph 5 as to the portion of the structural system which may have been so damaged or otherwise affected. Tenant shall notify Landlord as soon as reasonably possible after becoming aware of any defect for which Landlord might be liable herein in such time as to avoid prejudice to Landlord. Landlord reserves the right to enter upon the Premises for the purpose of making such repairs during regular business hours or otherwise and to temporarily close doors, entryways, spaces and corridors and to interrupt or temporarily suspend services and facilities of the Premises. No entry in making any of such repairs shall be deemed an eviction or disturbance of Tenant's use or possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. Tenant shall take such actions, such as cleaning-up or removing Tenant's property from portions of the Premises, as is reasonably necessary in connection with the repairs required herein to be performed by Landlord. Landlord's obligations under this Paragraph 5 are subject to the provisions of Paragraph 11 of this Lease concerning, damage or destruction due to fire or other casualty.

         C. If Landlord shall repair any damage to the Building or any other portion of the Complex, caused by or resulting from any act or omission or negligence or willful misconduct of Tenant or Tenant's Related Parties and in addition to any and all other rights and remedies Landlord may have, Tenant shall pay Landlord (or any contractor specified by Landlord) the cost of such repairs and expenses incurred by Landlord in connection with such repair within ten (10) days after Landlord bills Tenant therefor. The provisions of this Paragraph 5C shall in no way limit Landlord's other rights and remedies nor obligate Landlord to undertake any of the repairs described in this Paragraph 5C, which repairs shall remain the primary obligation of Tenant, and which repairs may or may not be undertaken by Landlord in Landlord's sole and absolute discretion.

         D. Landlord reserves the right at its sole option to perform any items that are otherwise Tenant's obligations under Paragraphs 5 or 6 herein, in which event, Tenant shall pay Landlord (or any contractor specified by Landlord) the costs incurred by Landlord in connection with such repair, replacement, maintenance and other such items within ten (10) days after Landlords bills Tenant therefor.

         6. TENANT'S REPAIRS AND OTHER COVENANTS.

         A. During the Term of this Lease and also during Tenant's occupancy of the Premises, Tenant shall, at Tenant's sole cost and expense and in a first-class manner and to the satisfaction of Landlord: (i) maintain, repair and replace all parts of the Premises, including but not limited to the Building, and driveways, parking areas, landscape and grounds surrounding the Premises (except those for which Landlord is expressly responsible pursuant to Paragraph 5 hereunder) in good working order, condition and repair and in compliance with all applicable laws, regulations, rules, orders, codes and ordinances of all governmental and quasi-governmental authorities having jurisdiction and with all requirements of any Board of Fire Underwriters, insurance policy or insurance underwriting requirements, in each case whether enacted or in force before or after the date of this Lease (collectively, "Governmental Requirements"), (ii) maintain, repair and replace any all personal property, structures, equipment, machinery or fixtures located in the interior of the Premises, (iii) maintain, repair and replace any and all personal property, structures, equipment, machinery or fixtures located on the exterior of the Premises which are used primarily in connection with the Premises, (iv) maintain, repair and replace any and all heating, ventilating and air conditioning systems, plumbing fixtures, light fixtures, bulbs and tubes, pipes, wires and conduits, and windows on the interior of the Premises (including all exterior utility facilities within five (5) feet or less of the exterior walls of the Premises) in a clean, sanitary and good condition and repair, including, without limitation, any necessary replacements, necessary interior painting, keeping all glass (in windows, doors and skylights) clean and in good condition and replacement of any broken glass with glass of like quality, (v) maintain, repair and replace all exterior doors in conformity with other exterior doors of the Building, (vi) promptly perform all other necessary maintenance, repairs and replacements in and around the Premises which are not the obligation of Landlord, and (vii) keep the Premises, including but not limited to landscaped areas, parking areas and driveways, and the alleys and sidewalks surrounding the Premises, in a clean, sanitary and good condition and remove all debris and rubbish from same which was left by Tenant or Tenant's Related Parties. Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Premises if requested and/or approved by Landlord. Landlord shall have the right, but not the obligation, to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and Tenant shall reimburse Landlord from time to time, upon demand, for its Pro-Rata Share of the costs of any such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Landlord is a party, provided that Tenant shall be required to pay the entire costs of such repairs and maintenance for that portion of such tracks and switches which solely serve the Premises. As to any maintenance, repairs and replacements, Tenant shall comply with the requirements of Paragraph 7 hereof. Tenant shall maintain the Premises, including all equipment and fixtures located therein or adjacent thereto, in such condition so as to fully comply with all Governmental Requirements which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises. Tenant shall comply with manufacturers' recommended schedules for warranty work. Tenant shall furnish its own cleaning and garbage removal services. Without limiting the foregoing, Tenant shall perform such maintenance, repairs and replacements to the Premises needed because of Tenant's or Tenant's Related Parties' misuse or negligence. All maintenance, repairs and replacements made by Tenant shall be at least equal in quality to the original work, and shall be performed by Tenant regardless of whether the benefit of such repairs or replacements extend beyond the expiration or earlier termination of the Term. All maintenance, repairs and replacements shall be made in a first class manner and Tenant shall make all maintenance, repairs and replacements necessary to avoid any structural damage or other damage or injury to the Premises and Building or other property or persons. Tenant shall maintain adequate heating to the Premises (whether or not occupied) so as to avert any damage to the Premises on account of weather.

         B. Tenant, at its own cost and expense, shall enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment which serve the Premises. The service contracts must include all services suggested by the relevant equipment manufacturer in its operations/ maintenance manual and an executed copy of such contracts must be provided to Landlord prior to the date Tenant takes possession of the Premises and/or thereafter upon Landlord's request from time to time. Copies of such preventive maintenance/service contracts for such systems and equipment shall be delivered to Landlord prior to Tenant's use of the relevant systems and equipment.

     C. Subject to the conditions and limitations of the next succeeding sentence, during the Term of this Lease, Tenant will not allow any person to go upon the roof of the Building or any materials or equipment to be placed upon the roof of the Building without the prior express written consent of Landlord. At any time that Tenant desires to send any person upon such roof or place any materials or equipment upon such roof, Tenant shall notify Landlord in advance and allow Landlord or its agent to inspect the roof operation or procedure. In all events, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all losses, costs, damages, expenses (including reasonable attorneys' fees and court costs), liabilities, settlements and lawsuits arising from or related to such roof operation or procedure. The terms of this Paragraph shall not be deemed in any manner to reduce Tenant's obligation to repair and maintain the roof as provided in Paragraph 6A herein.

     7.   ALTERATIONS.

     A. For the purposes of this Lease, the term "Alterations" shall mean any and all alterations, repairs, replacements or modifications to the Premises performed by Tenant or Tenant's Related Parties. Tenant shall not allow any Alterations to be made to the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Landlord's approval of any such Alterations from time to time shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency or compliance with all Governmental Requirements. Tenant shall provide Landlord with thirty (30) days advance written notice of Tenant's desire to perform such Alterations and Tenant's good faith estimate of the costs of such Alterations and the commencement and completion dates for the construction of such Alterations. As a condition to Landlord granting its consent, Landlord may require Tenant to (i) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as "Alterations Professional"); (ii) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Professional, and of each amendment and change thereto; (iii) furnish to Landlord security acceptable to Landlord in Landlord's sole and absolute discretion evidencing that (1) Tenant has the ability (financial and otherwise) to complete and pay for the cost of such Alterations and (2) such Alterations will be completed within a reasonable time thereafter (x) free and clear of all mechanic's and materialmen's liens and other liens, encumbrances, security interests and charges, and (y) in accordance with the plans and specifications approved by Landlord; and (iv) comply with such other requirements as Landlord may determine. Landlord may, at the time of Landlord's consent to any Alterations, provide Tenant with written notice stating whether or not Landlord shall require Tenant to remove the Alterations upon the expiration of the Term of the Lease; provided that if Landlord does not do so, Landlord shall be deemed to have chosen to have the Alterations remain with the Premises upon the expiration of the Lease unless Landlord later instructs Tenant to the contrary. Any damage to the Premises resulting from the removal of any Alterations shall be repaired at Tenant's expense. All such Alterations not to be removed by Tenant shall be Landlord's property at the end of the Term, and shall remain on the Premises without compensation to Tenant. Tenant shall not construct any Alterations which invalidates any manufacturers' warranties. All Alterations shall be performed in a first-class workmanlike manner with new materials, and in strict conformance with the plans and specifications approved by Landlord and in compliance with all Governmental Requirements. Tenant shall deliver to Landlord "as built" working drawings of any Alteration within fifteen (15) days of completion of construction thereof.

     Upon completion of any such Alterations by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such Alterations, subject to Tenant's right to contest certain liens on the Premises as specifically provided in Paragraph 28 of this Lease. Tenant shall, upon written notice from Landlord, immediately remove any Alterations which do not comply with the provisions of this Paragraph 7 and restore the Premises to their condition immediately prior to performance of the Alterations. If Tenant fails so to remove such Alterations and restore the Premises, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Premises and perform said obligations of Tenant, and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises nor render Landlord liable in any manner to Tenant.

     The cost of any Alterations shall be paid for by Tenant so that the Premises and all portions thereof shall at all times be free of liens for labor, materials and services supplied to the Premises, or any portion thereof, in connection with the Alterations, or any portion thereof, subject to Tenant's right to contest certain liens on the Premises as specifically provided in Paragraph 28 of this Lease. The work of any Alterations shall be prosecuted with reasonable dispatch. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of such Alterations, worker's compensation insurance covering all persons employed in connection with the construction of such Alterations and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant, and "builder's risk" insurance on a completed value form or other comparable coverage on the work and such other insurance as is requested by Landlord in Landlord's sole and absolute discretion. All such insurance shall be issued by a company or companies authorized to do business in the state in which the Premises are located and satisfactory to Landlord and in amounts and forms approved, by Landlord in Landlord's sole and absolute discretion, and all such policies of insurance or certificates of insurance shall name Landlord, Landlord's partners and if requested by Landlord, any Mortgagee(as defined in Paragraph 26 herein) as additional insureds and shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

     8. SIGNS. Tenant shall not install any signs upon the Premises without Landlord's written consent which may be withheld in Landlord's sole and absolute discretion. Tenant shall repair, paint, and/or replace the building surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners`or painting, or (iii) erect or install any signs, windows or door lettering, blinds, draperies, bars, window treatments, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Any such items, to the extent approved and consented to by Landlord, shall conform in all respects to the criteria established by Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall remove any such items referred to above and return the Premises to its original condition.

     9. UTILITIES. Except to the extent Landlord specifies otherwise or as detailed below, Tenant shall contract for and pay directly for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other private or public utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Tenant hereby acknowledges that the Premises are separately metered with respect to such utility services. If, during the Term, the Premises shall not be separately metered, Tenant shall pay immediately from time to time upon Landlord's demand, or monthly on the first day of each calendar month in advance if requested by Landlord, its allocable share (which allocable share will not necessarily be Tenant's Pro-Rata Share), as reasonably estimated in advance or determined after the fact by Landlord from time to time (Tenant's "Allocable Share"), of all charges for any joint utilities servicing the Premises. In Landlord's discretion in lieu of billing Tenant pursuant to the foregoing sentence, any such joint utilities may be included in Operating Expenses if any such joint utilities relate generally to the Complex as reasonably determined by Landlord depending on the relevant circumstances in question. Landlord shall not be liable for, and there shall no abatement of rent because of, any interruption or failure of any utility service on the Premises.

     10.  INSURANCE AND WAIVER.

     A. Landlord shall maintain "All Risk" property insurance covering the Building.

     B. Tenant shall procure and maintain the following policies of insurance at its own cost and expense:

               (1) Commercial Comprehensive General liability insurance, including contractual liability under Tenant's indemnification obligations contained in this Lease, covering injury to or death of persons and damage to property in an amount of not less than $5,000,000 combined single limit per occurrence;

               (2) Boiler and machinery insurance covering loss or damage by boiler, machinery or other pressure vessels, air conditioning and miscellaneous electrical apparatus or internal explosion or breakdown of boilers and machinery, if any, in the Premises in such amounts as Landlord may from time to time by notice in writing reasonably require, but in no event less than $1,000,000;

               (3) Worker's compensation insurance in not less than statutory amounts;

               (4) Insurance against risk of breakage of plate glass in or on the Premises;

               (5) "All Risk" property insurance covering all contents, and Tenant's trade fixtures, machinery, equipment, furniture, improvements and furnishing in the Premises to the extent of at least one hundred percent (100%) of their replacement cost under its "All Risk" property insurance, including, without limitation, vandalism, and malicious mischief and sprinkler leakage endorsements; and

               (6) Broad form, "all risk" business interruption or extra expense insurance;

     C. Insurance to be carried by Tenant shall be provided by companies and in form, substance and reasonable amounts satisfactory from time to time to Landlord and any Mortgagees of Landlord (but in no event less than the amounts stated above), and Landlord may require, in Landlord's reasonable discretion, Tenant to modify the amounts and kinds of coverage referred to above, and the issuers of such coverage. Insurance policies described above, and all insurance certificates required below, shall, as applicable, (i) name Landlord, its partners and affiliates, Prime Group Realty Trust, and if requested by Landlord, any Mortgagee and any other parties designated by Landlord from time to time, as additional insureds (the "Additional Insureds"), (ii) contain waivers of subrogation against the Additional Insureds, (iii) expressly permit waiver of claims prior to a loss as provided in Paragraphs 10E and 13 hereof,
(iv) specifically indicate the existence of and name Landlord as the 1oss payee under the insurance described in Paragraph 10(b)(6), and (v) indicate the existence of a contractual liability endorsement for the indemnification provisions of this Lease (including but not limited to Paragraph 12 of the Lease). Such insurance must be primary and not additional to, or contributing with, any other insurance carried by, or for the benefit of, the Additional Insureds. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Landlord and any Mortgagees of Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

     D. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, and will specifically not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises carried by Landlord is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand. Tenant shall conform with all applicable fire codes of applicable governmental authorities and all requirements of the insurers providing the insurance coverage described above, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, which requirements may include, without limitation, the installation of adequate fire extinguishers.

     E. Notwithstanding any other provision of this Lease to the contrary except for and subject to Paragraph 11 herein, in the event (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Premises, the Building or the Complex, (b) such party is then covered in whole or in part by property insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, and (c) such loss, cost, damage or expense was not occasioned solely by the willful misconduct of the other party, then the party so insured (or so required) hereby waives for itself any claims against and releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such property insurance (or which could have been recovered had such insurance been carried as so required).

     F. Tenant shall require each of its contractors and tradespeople to carry contractors liability/completed operations insurance, in the amounts specified in Paragraph 10B above, from companies licensed to do business in the State in which the Complex is located.

     G. Tenant shall immediately furnish Landlord with a copy of any written notice received, or a written summary of any oral notice received, from any governmental or quasi-governmental authority, insurance company, inspection bureau or other third party relating to the Premises.

     11.  FIRE AND CASUALTY DAMAGE.

     A. Tenant shall promptly notify Landlord of any damage to the Premises or any portion thereof by fire or other casualty. If any portion of the Premises shall be damaged by fire or other casualty not caused by Tenant's or Tenant's Related Parties' negligence or willful conduct, then Landlord shall (subject to Landlord's right to terminate this Lease as provided herein) promptly upon receipt of the insurance proceeds and/or payment from Tenant equal to the cost of repair and replacement, proceed to repair and restore the Premises to as near the condition which existed prior to the casualty as is reasonably possible. Tenant acknowledges that because of the age and type of construction of the Building constituting the Premises, and changes in construction methods and styles over time, it would be impracticable for Landlord to repair or rebuild any or all of the Premises in exactly or substantially the same form, manner and with the same materials as the current Premises. Consequently, Tenant agrees that in the event Landlord is required or elects to repair or rebuild any portion of the Premises, Landlord shall not be required to repair or rebuild the Premises in exactly or substantially the same manner as it currently exists or with the same materials and Landlord shall only be required to repair and/or rebuild the Premises in a manner and with such materials which replaces the square footage lost by Tenant because of such casualty and is reasonably appropriate and acceptable for Tenant's Use. Notwithstanding anything in this Lease to the contrary, Landlord, at Landlord's option, shall not be required to repair or rebuild any Part of the Premises if (i) an Event of Default (as defined in Paragraph 23 herein) on the part of Tenant, or an event which with the passing of time or giving of notice or both would constitute an Event of Default on the part of Tenant (an "Unmatured Event of Default"), shall have occurred and be continuing under this Lease at the time of such fire or other casualty or afterwards or (ii) if three (3) or more Events of Default or Unmatured Events of Default shall have occurred during the Term of the Lease even if no Event of Default or Unmatured Event of Default is continuing at the time of such fire or other casualty or afterwards. In the event the Building is damaged by fire or other casualty caused by Tenant's or Tenant's Related Parties' negligence or willful conduct, Tenant shall be responsible for paying to Landlord the deductible under Landlord's insurance (regardless of whether Landlord rebuilds the Building or not) and any additional costs incurred, or which would be incurred, by Landlord in connection with rebuilding and repairing such Building in excess of or not covered by the proceeds of Landlord's insurance. Landlord shall only be required to repair or restore the Premises pursuant to the terms of this Paragraph 11 to the extent of any insurance proceeds received by Landlord and any sums received from Tenant. After any casualty damage, and provided this Lease has not been terminated, Tenant shall continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of a casualty not caused by Tenant's or Tenant's Related Parties' negligence or willful conduct until Landlord's repairs are completed, Base Rent and Additional Rent shall be abated pro rata (based upon the portion of the Premises which is rendered Untenantable as defined in Paragraph 11E below). Notwithstanding anything contained to the contrary in this Lease, Landlord shall have no duty to repair or restore any portion of the Building or Premises that were installed or constructed by or on behalf of Tenant or Tenant's Related Parties, whether before or after the Commencement Date. In the event the Premises are damaged by fire or other casualty caused by Tenant's or Tenant's Related Parties' negligence or willful conduct, Tenant shall be obligated under the terms of this Lease, including the obligation to pay Base Rent, Additional Rent and all other sums payable pursuant to this Lease, whether or not the Premises are repaired. Notwithstanding anything to the contrary in this Paragraph 11, Landlord shall have the option, instead of rebuilding or repairing the Premises, of substituting other reasonably equivalent space in the Complex for that portion of the Premises damaged. In the event any space is substituted for all or a portion of the Premises to the foregoing sentence, the Base Rent and Tenant's Pro-Rata Share shall be equitably adjusted based on the square footage of the Premises and the Complex before and after such substitution.

     B. Anything herein in this Paragraph 11 or elsewhere in this Lease to the contrary notwithstanding:

          (i) Landlord may terminate this Lease with no further liability on the part of Landlord whatsoever in the event that, following any damage or destruction of any part of the Building by fire or other casualty, any Mortgagee elects to require the application of insurance proceeds relative to such casualty to reduce the indebtedness or fulfill any other obligations of Landlord secured or evidenced by such Mortgage (as defined in Paragraph 25 below); and

          (ii) In the event that more than twenty percent (20%) of (a) either the actual cash value (replacement cost less depreciation from an insurance point of view) or square footage of the Building or (b) either the actual cash value (replacement cost less deprecation from an insurance point of view) or square footage of the Premises shall be damaged by fire or other casualty, Landlord shall have the option, in Landlord's sole and absolute discretion, to terminate this Lease with no further liability on the part of Landlord whatsoever, which election shall be made within ninety (90) days from the date of such damage or destruction; and

          (iii) in case of any damage to or destruction of the Building or the Premises by fire or other casualty occurring during the last two (2) years of the Term of this Lease (as such Term may be extended prior to the date of any such fire or casualty), Landlord may, at its election in its sole and absolute discretion, either (a) undertake the repair and restoration of any such damaged portion of the Premises, or (b) terminate this Lease with no further liability on the part of Landlord whatsoever, which election shall be made within ninety (90) days from the date of such damage or destruction.

     C. If this Lease is not terminated as provided in this Paragraph 11, Tenant shall proceed with reasonable promptness to repair and restore all alterations, additions and improvements in the Premises that were not paid for solely by Landlord or that were constructed by or on behalf of Tenant, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Landlord and Tenant agree and acknowledge that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to those items which Landlord owns and those items which Landlord is obligated to repair or restore under this Paragraph 11.

     D. In the event of termination of this Lease as it relates to a fire or casualty not caused by Tenant's or Tenant's Related Parties' negligence or willful conduct pursuant to this Paragraph 11, Base Rent and Additional Rent related to the Premises to be paid by Tenant shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

     E. For purposes of this Paragraph 11, the portion of the Premises which is rendered "Untenantable" shall mean that portion of the Premises which is incapable of reasonably being used and occupied for the purposes of and in substantially the same manner as the then current use.

     F. Tenant waives the protection of any statute, code, judicial decision or other Governmental Requirement which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of this Paragraph 11 shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction to the Premises of the type described in this Paragraph 11.

     12. LIABILITY AND INDEMNIFICATION. To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold harmless the Additional Insureds against and from any and all claims, losses, costs, expenses, damages and liabilities whatsoever (including court costs and attorneys' fees) incurred by or on behalf of, or asserted against, any or all of the Additional Insureds, arising from (i) the conduct or management of or from any work or things whatsoever done in or about, the Premises, (ii) any misrepresentation by Tenant or any breach or default by pursuant to the terms of this Lease, (iii) any act or omission of Tenant or Tenant's Related Parties, and (iv) any accident, injury or damage whatsoever caused to any person or entity occurring during the term of this Lease and/or during any holdover occupancy by Tenant, in or about the Premises or upon the sidewalks, alleys, streets and land adjacent thereto. Tenant agrees to indemnify, defend and hold the Additional Insureds harmless from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against any of the Additional Insureds by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord or, at Landlord's election, Tenant shall reimburse the Additional Insureds for any court costs and legal fees or costs incurred by the Additional Insureds in connection with any such claim. Tenant's obligations under this Paragraph 12 shall be insured by a contractual liability endorsement on Tenant's policies of insurance required under the provisions of Paragraph 10A hereof.

     Landlord agrees to indemnify and save Tenant harmless from and against any and all claims by or on behalf of third parties arising from any accident, injury or damage to the extent solely caused by Landlord, its agents, contractors or employees to any third party occurring during the Term of this Lease or any renewal thereof on or about the Common Area, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. Notwithstanding the foregoing provisions of this paragraph, this paragraph shall not apply to any occurrence, loss, cost, claim, damage, expense, action or proceeding with respect to which Tenant or any of Tenant's Related Parties are liable, either solely, or together with Landlord and/or any other party, and in such circumstance, the provisions of the paragraph immediately preceding this paragraph shall be applicable and Tenant shall be responsible for the indemnification, defense and other obligations resulting from or in connection therewith.

     13. RELEASE. Tenant hereby releases Landlord (and Landlord's successors, assigns, employees, agents, partners, officers, directors, affiliates, shareholders, and Mortgagees; "Landlord's Related Parties") and waives any claims it may have against Landlord and Landlord's Related Parties from any liability for damage to or destruction of Tenant's and Tenant's Related Parties' trade fixtures, personal property (including also property under the care, custody, or control of Tenant or Tenant's Related Parties), machinery, equipment, furniture, fixtures and business interests on the Premises, except arising solely from Landlord's willful misconduct. This Paragraph 13 shall apply especially, but not exclusively, to damage or destruction caused by (i) fire or other casualty, (ii) the flooding of basements or other subsurface areas, (iii) refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or (iv) the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of any other persons or entities, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

     14.  ASBESTOS.

     A. Tenant shall not install, place or store, or permit to be installed, placed or stored in or around the Premises, friable asbestos or any substance containing asbestos (such substances shall sometimes be collectively referred to hereinafter as "ACM").

     B. With respect to any ACM which Tenant installs or permits to be installed in violation of the aforesaid prohibition, Tenant shall promptly remove at Tenant's expense all such ACM and such removal shall be done in compliance with all Environmental Laws (as defined in Paragraph 15A below). If Tenant shall fail to so promptly remove the ACM or to comply with such Environmental Laws in connection with such removal, Landlord may, after notice to Tenant and the expiration of the applicable cure period hereunder or earlier if necessary because of any Environmental Laws, declare this Lease to be in default and/or do whatever is necessary to eliminate said ACM from the Premises and comply with all applicable Environmental Laws and the cost thereof shall be due and payable by Tenant upon demand. Tenant shall give Landlord and its agents and employees access to the Premises, and hereby authorizes Landlord, to remove said ACM at Tenant's expense.

     C. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Related Parties, as applicable, from and against all liabilities, losses, costs, damages, expenses, and claims whatsoever (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that may be asserted against them or that any of them may incur as a result of or in connection with the assertion against Landlord or any of Landlord's Related Parties of any claim relating to the presence or removal of any ACM on or around the Premises or compliance with any Environmental Laws relating thereto. In addition, Tenant acknowledges that in the event ACM is installed, placed or stored or permitted to be installed, placed or stored by Tenant or is otherwise located in or around the Premises and is required to be removed in compliance with this Paragraph 14, that the Environmental Protection Agency number assigned to the ACM so removed shall be solely in the name of Tenant, and Tenant shall assume all liability for such removed ACM. Tenant's obligations hereunder shall survive the expiration or earlier termination of the Term of this Lease.

     15.  HAZARDOUS SUBSTANCES.

     A. "Hazardous Substances" means any matter giving rise to liability under any Environmental Laws. "Environmental Laws" means all current and future federal, state, and local environmental laws, and any rule or regulation promulgated thereunder, and any other, standard, interim regulation, moratorium, policy or guideline of any federal, state or local government, department or agency pertaining thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the

Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act ("RCRA"), the Hazardous Materials Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act, the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, the Illinois Environmental Protection Act if the Complex is located in Illinois or the Indiana Environmental Management Act and the Indiana Air Pollution Control Act if the Complex is located in Indiana (in either case, the "IEPA"), all state and local statues, laws, regulations, ordinances and orders relating to environmental matters, and all counterpart or related statutes, laws, regulations, ordinances, riders and treaties of the United States and all applicable State and local governmental bodies and any common law theory based on nuisance or strict liability. Any reference in this Agreement to any Environmental Laws or provisions thereof shall be deemed to include any amendment, extension and successor thereof.

     B. Tenant represents and warrants that it has not, and Tenant covenants and agrees that it shall not, cause, conduct, authorize or allow (i) the generation, transportation, storage, treatment, usage or disposal at the Premises, or any portion thereof, of any Hazardous Substance or (ii) a release or threat of release on or in, or the contamination of, the Premises or any surrounding areas with any Hazardous Substances, without prior written authorization by Landlord, which authorization may be withheld in Landlord's sole and absolute discretion. Tenant's breach of any of the foregoing shall constitute an immediate Event of Default under this Lease.

     C. If Tenant does generate, transport, store, treat, use or dispose at the Premises, any Hazardous Substance, with or without the authorization of
Landlord:

          (i) Tenant shall, at its own cost, comply with all Environmental Laws relating to Hazardous Substances;

          (ii) Tenant shall immediately provide Landlord with copies of all communications, permits or agreements to, from or with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, placement in or around the Premises, or the generation, transportation, storage, treatment, or disposal in or around the Premises, of any Hazardous Substance;

          (iii) Landlord and Landlord's agents and employees shall have the right to enter the Premises and/or conduct appropriate tests for the purpose of ascertaining that Tenant complies with all applicable permits and, Environmental Laws, relating in any way to the presence of Hazardous Substances on the Premises;

          (iv) Landlord may have performed, or upon written request by Landlord, Tenant shall provide Landlord with, in either case at Tenant's sole cost and expense, the results of appropriate tests of air, water and soil and other environmental audits to demonstrate that Tenant is in compliance with all applicable permits and Environmental Laws, relating in any way to the presence of Hazardous Substances on the Premises. In the event Landlord causes any such Environmental audit or test to be prepared, Tenant shall pay, upon demand, the costs thereof.

     D. If the presence, release, threat of release, placement on, in or around the Premises, or the generation, transportation, storage, treatment, or disposal at or around the Premises of any Hazardous Substance by Tenant or Tenant's Related Parties, or by any Third Party other than Landlord or Landlord's Related Parties during the Term of this Lease or otherwise during Tenant's occupancy of the Premises: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law, (ii) causes a material public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal actions necessary to clean up the Premises and mitigate exposure to liability arising form the Hazardous Substance, whether or not required by Environmental Law.

     E. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Related Parties, as applicable, from all conditions, liabilities, damages, costs, losses, expenses and claims of every kind or nature (including, but not limited to, court costs, attorney's fees and engineering and consulting fees) that may be asserted against them or that any of them may incur relating to, arising from or attributable to (i) any breach by Tenant of any of its covenants or obligations contained in this Paragraph 15, (ii) any inaccuracy of any representations or warranties of Tenant contained in this Paragraph 15, or
(iii) the use, existence, handling, generation, storage, treatment, disposal, transportation or release of any Hazardous Substances, on, in, at, from or under the Premises (a) by Tenant or Tenant's Related Parties, (b) permitted, authorized or suffered by Tenant or Tenant's Related Parties or (c) by any third party other than Landlord or Landlord's Related Parties during the Term of this Lease or Tenant's occupancy of the Premises. The provisions of this Paragraph 15 shall survive the termination or expiration of this Lease.

     F. Tenant shall give Landlord immediate written notice upon discovery of any Hazardous Substances at, on, under or near the Premises.

     G. Upon Landlord's request, Tenant shall promptly provide to Landlord Material Safety Data Sheets for any material used or stored on the Premises by Tenant from time to time, and Tenant shall promptly deliver to Landlord updates of such Material Safety Data Sheets from time to time as appropriate and also as requested by Landlord.

     H. Tenant's representations, warranties, covenants, agreements and indemnifications in Paragraphs 14 and 15 shall also apply to Tenant's occupancy, if any, of the Premises prior to the date of this Lease.

     16. USE. The Premises shall be used only for the purpose of manufacturing blown plastic fiber products and for such other lawful purposes as may be incidental thereto ("Tenant's Use"). Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all covenants, conditions and restrictions of record affecting the Premises. Tenant may not use or occupy the Premises, or permit the Premises to be used or occupied (including without limitation subleasing the Premises or any part thereof or assigning this Lease to any other party conducting a business other than Tenant's Use) in such a manner as to cause the value or usefulness of the Premises, or any part thereof, to materially diminish (reasonable wear and tear excepted) or which would disturb, unreasonably interfere with, or endanger Landlord, or any other person or entity or any property or which would constitute a private or public nuisance or waste, including without limitation the use of the Premises for any noxious or offensive trades, services or activities, or which results in any excessive emission of odors, fumes, smoke, vibration, dirt, dust, glare, wastes, gas or noise. Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

     17. INSPECTION. In addition to Landlord's rights under Paragraph 5 herein, Landlord and Landlord's Related Parties shall have the right to enter the Premises at any reasonable time during business hours (and at any time in the event of an emergency) to inspect the Premises, and to make such repairs as may be required or permitted pursuant to this Lease and to exhibit the Premises to prospective purchasers, tenants or lenders. Landlord and Landlord's Related Parties may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating that the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be conclusively deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

     18.  ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right to (i) assign, sublet, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein,
(ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law or otherwise or (iii) permit the use or occupancy of the Premises or any part thereof for any purpose not provided in Paragraph 16 of this Lease or by anyone other than Tenant and Tenant's employees (individually and collectively an "Assignment"), without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion. A change of control of Tenant, a transfer of more than 50% in the aggregate of the ownership interests in Tenant, a merger by Tenant into another entity, or vice versa, or the sale of a significant portion of the assets of Tenant (individually and collectively a "Sale of Tenant"), shall be deemed to be an "Assignment" of this Lease for the purposes of this Paragraph. Notwithstanding the foregoing, Tenant shall have the right, without the necessity of having to obtain Landlord's prior consent, to assign this Lease to any successor entity of Tenant resulting from a dissolution, merger, acquisition, consolidation or other business reorganization of Tenant or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant provided that (a) such successor entity has a net worth equal to a greater than Tenant's net worth as of the date of this Lease, as determined by Landlord, (b) such successor entity expressly shall assume all of Tenant's duties, liabilities, obligations and indemnities under this Agreement, and (c) the Premises shall be used only for Tenant's Use. Tenant shall furnish Landlord no later than thirty (30) days prior to the effective date of such assignment, a true and correct copy of the assignment and assumption (which shall be in form and substance satisfactory to Landlord in its sole and absolute discretion) executed by Tenant and such successor entity evidencing that the requirements of this Paragraph 18 have been satisfied. Any Assignment by Tenant in violation of the terms and covenants of this Paragraph 18 shall be null and void. In the event Tenant desires to make an Assignment of this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days prior to the proposed effective date of such Assignment, which notice shall set forth the name and address of the proposed sublessee, assignee, transferee or other relevant person or entity (a "Transferee") and include copies of financial reports and other relevant financial information of the proposed Transferee. Such notice shall also include a true and complete copy of the Assignment documents and sufficient other information to permit Landlord to determine the financial responsibility of the proposed Transferee.

     B. Consent by Landlord to any Assignment shall not operate to relieve Tenant (or any guarantor of Tenant's obligations under the Lease or any Transferee) from any covenant or obligation hereunder or under any guaranty of this Lease except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant and any Transferee from obtaining Landlord's consent to any subsequent Assignment. Tenant shall pay all of Landlord's costs, charges and expenses, including attorneys' fees, incurred in connection with any Assignment requested by Tenant.

     C. Any assignee shall assume, by instrument in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the Assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord. If Tenant shall sublease the Premises to the extent permitted herein, Tenant shall obtain and furnish to Landlord, prior to the execution of such sublease, the written agreement, in form satisfactory to Landlord, of such subtenant to the effect that the subtenant will attorn to the Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

     D. No Assignment shall be made unless any guarantor of the Tenant's obligations or any party responsible for Tenant's obligations shall give its written consent to Landlord to such Assignment and confirm that its obligations shall not be affected by such Assignment. If any modification to the Lease is proposed to be made after such Assignment, then, at Landlord's option, all prior Transferees, and all such obligated parties, shall be required to confirm in writing their approval of such modification, and to confirm in writing that their obligations continue as to the Lease as so modified.

     E. Any Assignment of this Lease which is not in compliance with the provisions of this Paragraph 18 shall be null and void and of no force and effect.

     F. In addition to, but not in limitation of, Landlord's right to approve of any Assignment, Landlord shall have the option, in its sole and absolute discretion, in the event of any proposed Assignment of Tenant's entire interest in this Lease, or an Assignment which consists of the subletting of the entire Premises, which Assignment does not consist of a Sale of Tenant, to terminate this Lease, or in case of a proposed Assignment which consists of an assignment or subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet or assigned, as of the date the Assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the term of this Lease shall end on the date stated in Landlord's notice as the effective date of the Assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof; provided, however, that effective on such date Tenant shall pay Landlord all accrued Base Rent and all other amounts, as estimated by Landlord, payable by Tenant to such date with respect to Additional Rent, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such termination Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrued hereunder as of such termination date (in the same manner as if such termination date were the date originally fixed in this Lease for the expiration of the Term hereof) and except with respect to such liabilities or obligations which by their terms survive the expiration or termination of the Lease. If, however, this Lease shall be terminated pursuant to the foregoing provisions with respect to less than the entire Premises, then EXHIBIT A shall be amended to reflect the deletion of the portion of the Premises so recaptured, and the Base Rent and Tenant's Pro-Rata Share of the monthly payments for Taxes, Operating Expenses and Insurance Costs pursuant to Paragraph 3 hereof shall be adjusted on the basis of the number of square feet retained Tenant (i.e., the square foot area of the deleted portion of the Premises shall be deducted from the area of the Premises, and Base Rent shall be reduced by a percentage equal to the square foot area of the deleted portion of the Premises divided by the original area of the Premises, and Tenant's Pro-Rata Share shall be the number of square feet remaining in the Premises divided by the total rentable square footage of all buildings in the Complex); and this Lease as so amended shall continue thereafter in full force and effect. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease and any commissions which may be due and owing as a result of any proposed Assignment, whether or not the Premises or any portion thereof are recaptured pursuant to this Paragraph and rented by Landlord to the proposed Transferee or any other tenant.

     G. In addition to, but not in limitation of, Landlord's right to approve of any Assignment, Landlord shall have the option, in Landlord's sole and absolute discretion, in the event of any proposed Assignment which consists of a Sale of Tenant with respect to which Tenant must obtain Landlord's prior consent, to inform Tenant that Landlord approves such Assignment subject to the Base Rent being adjusted upwards to reflect Landlord's reasonable determination of the then fair market rental value of the Premises taking into account the terms and conditions of this Lease. In the event Landlord approves any such Assignment subject to an increase in Base Rent, Tenant shall have ten (10) days after the date of Landlord's approval to inform Landlord in writing that Tenant withdraws its request for Landlord's consent to such Assignment, in which case such Assignment shall not be consummated and the Base Rent should not be adjusted upwards. In the event that Tenant does not inform Landlord of Tenant's intent to withdraw its request for Landlord's consent to such Assignment within such ten (10) day period, the Base Rent shall be adjusted upward to Landlord's determination of the fair market rental value of the Premises, which adjustment shall be effective as of the date of the consummation of such Assignment.

     H. If Tenant, having first obtained Landlord's consent to any Assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the United States Bankruptcy Code or any State bankruptcy or insolvency laws, shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Base Rent or pro-rata portion thereof for the portion of the Premises affected which is due and payable by Tenant under this Lease, then Tenant shall pay to Landlord monthly in advance as additional rent one hundred percent (100%) of the excess of all rent and other consideration due from the Transferee for such month over the Base Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet or assigned, one hundred percent (100%) of the excess of all rent and other consideration due from the Transferee for such month over the portion of the Base Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet or assigned) and (ii) immediately upon receipt thereof, one hundred percent (100%) of any other consideration realized by Tenant from such Assignment, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.

     I. Any and all monies or other considerations constituting Landlord's property under the provision of this Paragraph 18 not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the United States Bankruptcy Code or any State bankruptcy or insolvency laws shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     J. Tenant irrevocably assigns to Landlord all rents and other payments becoming due to Tenant under any sublease of any or all of the Premises or assignment of this Lease and appoints Landlord as Tenant's attorney-in-fact to collect such rents and other payments in the event of the occurrence of an Event of Default hereunder. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided at law or in equity, may collect directly from such assignee or sublessee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. The surrender, mutual cancellation or termination of the Term shall not work a merger, but shall, at Landlord's sole and exclusive option, either terminate or operate as an assignment of all existing subtenancies.

     19.  CONDEMNATION.

     A. If (i) the entire Premises shall be taken or condemned, or conveyed to any entity under threat of taking or condemnation (individually and collectively "Taken" and a Taking") for a public or quasi-public use or purpose by a competent authority or (ii) if more than twenty percent (20%) of the Premises shall be so taken and as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such Taking and there is not sufficient available and appropriate space at the Complex to repair or rebuild the Premises, then, in either of such events, the Term of this Lease with respect to the Premises shall terminate upon the earlier of delivery of possession to the condemning authority or the effective date of the Taking. Any award, compensation or damages (the "Award") for a partial or total Taking shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee estate of the Premises and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award; provided, however, that Tenant shall be entitled to any portion of the Award specifically allocated for reimbursement of moving and other expenses incurred by Tenant in connection with any such Taking, provided that no such award to Tenant in any way reduces the amount of Landlord's Award which would otherwise be payable to Landlord. Tenant shall pay Base Rent, Additional Rent and any other charges hereunder accruing with respect to any portion of the Premises so Taken, up to the date of termination of the Lease.

     B. If (i) any portion of the Premises shall be so Taken, (ii) this Lease is not terminated in whole or in part pursuant to the other provisions of this Paragraph 19, and (iii) Landlord is not otherwise excused from repairing and restoring the Premises or any portion thereof pursuant to the other provisions of this Paragraph 19, then Landlord shall proceed to repair and restore the Premises pursuant and subject to the terms of this Paragraph 19. Notwithstanding the foregoing, Landlord at Landlord's option, shall not be required to repair or restore any part of the Premises (i) if an Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such Taking or afterwards or (ii) if three (3) or more Events of Default or Unmatured Events of Default shall have occurred during the Term of the Lease even if no Event of Default or Unmatured Event of Default is continuing at the time of such Taking or afterwards. In addition and notwithstanding anything in this Paragraph 19 to the contrary, if more than twenty percent (20%) of (i) the Building shall be so Taken or if more than twenty percent (20%) of the Premises shall be so Taken, Landlord shall have the option, in Landlord's sole and absolute discretion, to terminate this Lease as to the entire Premises with no further liability on the part of Landlord whatsoever. In the event Landlord is required to repair any portion of the Premises pursuant to this Paragraph 19 or if Landlord determines this Lease shall not terminate as to any portion of the Premises in accordance with this Paragraph 19, then Landlord shall at its expense proceed with due diligence to repair and restore the Premises except that Landlord shall not hereby be required to expend for such repair and restoration any sum in excess of the Award. Any portion of the Award which has not been expended shall be Landlord's sole property. Base Rent and Additional Rent shall be equitably abated based on the number of square feet of the Premises Taken following delivery of possession to the relevant authority (but not as to any space in the Building so Taken and replaced by Landlord). Tenant acknowledges that because of the age and type of construction of the Building constituting the Premises, and changes in construction methods and styles over time, it would be impracticable for Landlord to repair or rebuild any or all of the Premises in exactly or substantially the same form, manner and with the same materials as the current Building. Consequently, Tenant agrees that in the event Landlord is required or elects to repair or rebuild the Premises, Landlord shall not be required to repair or rebuild the Premises in exactly or substantially the same manner as it currently exists or with the same materials, and Landlord shall only be required to repair and/or rebuild the Premises in a manner which, to the extent commercially feasible, replaces the square footage lost by Tenant because of such Taking and is reasonably appropriate and acceptable for Tenant's Use.

     C. Anything herein in this Paragraph 19 or elsewhere in this Lease to the contrary notwithstanding:

          (i) Landlord may terminate this Lease with no further liability on the part of Landlord whatsoever in the event that, following any Taking of any part of the Premises, any Mortgagee of the Premises or any portion thereof elects to require the application of the Award to reduce the indebtedness or fulfill other obligations of Landlord secured or evidenced by such Mortgage; and

          (ii) In case of any Taking of any part of the Building occurring during the last two (2) years of the Term of this Lease (as such Term may be extended prior to the date of any such Taking), Landlord may, at its election in its sole and absolute discretion, either (a) undertake the repair and restoration of any portion of the Premises Taken or (b) terminate this Lease with no further liability on the part of Landlord whatsoever, which election shall be made within ninety (90) days from the date of such Taking.

     D. Notwithstanding anything to the contrary contained in this Paragraph 19, Landlord shall have the option, instead of allowing the Lease to terminate in the event of any such partial or complete Taking or instead of rebuilding or repairing the Premises in the event of a partial or complete Taking, of substituting other reasonably equivalent space in the Complex for that portion of the Premises Taken.

     E. If the Lease is terminated with respect to less than the entire Premises in accordance with the terms of this Paragraph and/or if substitute space in the Complex is provided for any portion of the Premises so Taken, the Base Rent and Tenant's Pro-Rata Share shall be equitably adjusted based on the square footage of such Premises and the Complex prior to and after such Taking, taking into account the square footage of any portion of the Premises so Taken and any substitute space provided by Landlord.

     20. HOLDING OVER. At the termination of the Term of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) renewal of this Lease for one year, and from year to year thereafter,
(ii) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (iii) creation of a tenancy at sufferance, in each case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (iii) above) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Base Rent, Additional Rent or otherwise, be equal to double the Base Rent and Additional Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent set forth in the preceding sentence. Tenant shall also pay to Landlord all costs, expenses and damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend the Term of this Lease except as otherwise expressly provided herein. The preceding provisions of this Paragraph 20 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

     21.  SURRENDER.

     A. Upon any termination or expiration of the Term of this Lease, Tenant shall surrender the Premises in the same condition as existed at the Commencement Date, except for normal wear and tear and damage caused by the fire or other casualty (but only to the extent Tenant is not responsible for repairing any or all of the damage caused by any such fire or other casualty): provided, however, that nothing in this Paragraph 21 is intended to change or diminish Tenant's obligations under other part of this Lease. Tenant shall remove the Alterations it is required to remove pursuant to the terms of Paragraph 7 hereof. Any damage to the Premises resulting from the removal of such Alterations shall be repaired by Tenant at Tenant's expense. If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold harmless Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation any claim made by any succeeding tenant or potential tenant founded on such delay.

     All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon the expiration or termination of the Term of this Lease and to cause its transportation and storage or disposal, at Landlord' sole and absolute discretion, for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto. Tenant shall pay upon demand all costs and expenses of such removal, transportation and storage or disposal. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage or disposal of such property and with respect to restoring said Premises to good order, condition and repair.

     B. Prior to the expiration or termination of the Term of the Lease, Tenant, at its sole expense, will conduct any remediation of the Premises resulting from Tenant's operation or the operation of Tenant's Related Parties at the Premises required by applicable Environmental Laws then in effect or required by Landlord in Landlord's reasonable discretion. Without limiting Tenant's responsibilities under the foregoing sentence or elsewhere in this Lease, at least eleven (11) months prior to the expiration of the Term, Tenant shall provide Landlord with an environmental site assessment (addressed to Landlord) from an environmental consultant acceptable to Landlord in Landlord's sole and absolute discretion dated no more than one (1) year prior to the expiration of the Term for the purpose of enabling Landlord to determine whether any such remediation is necessary. In the event Tenant is required to perform any environmental remediation pursuant to the terms of this Lease, Tenant shall deliver to Landlord, at Tenant's cost, a supplement (addressed to Landlord) to the aforesaid environmental site assessment, performed by the same consultant (unless Tenant is directed by Landlord otherwise) showing that the work contemplated by this Paragraph 21 shall have been completed in strict conformity with all Environmental Laws then in effect. In the event that Tenant fails to timely perform its obligations under this Paragraph 21B prior to the expiration liable for all Base Rent, Additional Rent and other obligations hereunder (including the increase in rent payable by Tenant pursuant to Paragraph 20 hereof in connection with the holding over by Tenant after the expiration of the
Term), except Tenant shall have no right to occupy the Premises, which Premises Landlord may lease to any other entity.

     In the event the Term of this Lease shall have terminated, or Tenant's right to possession of the Premises shall have been terminated without the termination of the Lease, by reason of the occurrence of an Event of Default hereunder or, if an Event of Default shall have occurred hereunder by reason of Tenant's failure or refusal to perform its obligations under this Paragraph 21B, Landlord may engage an environmental consultant satisfactory to Landlord, to prepare an environmental site assessment of the Premises. Landlord may take any reasonable actions as are recommended by such environmental site assessment or are otherwise reasonably necessary to remediate the Premises in accordance with applicable Environmental Laws. Tenant shall pay directly or reimburse Landlord from time to time, at Landlord's option, for any and all costs and expenses incurred by Landlord in connection therewith within ten (10) days of Landlord's demand. The obligations of Tenant under this Paragraph 21 shall survive the expiration or termination of this Lease.

     22. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease, any Mortgage, and all matters of record and other agreements to which this Lease is or may hereafter be subordinate.

     23. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be events of nonperformance by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of the Base Rent or Additional Rent herein reserved, or any other payment or reimbursement to Landlord required herein, when due;

     B.   Tenant or any guarantor of the Tenant's obligations hereunder shall
(i) become insolvent; (ii) admit in writing its inability to pay its debts;
(iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph;

     C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within five (5) business days after the entry thereof or (b) shall remain undismissed for a period of thirty (30) days;

     D.   Tenant or its permitted Transferee as described in Paragraph 18 herein
(i) vacates all or a substantial portion of the Premises or (ii) fails to continuously operate its business at the Premises for Tenant's Use, whether or not Tenant is in default in the payment of Base Rent, Additional Rent or the payment of any other payments due under this Lease;

     E. Tenant fails to discharge any Lien (as defined in Paragraph 28 herein) placed upon the Premises in violation of Paragraph 28 hereof within five (5) days after any such lien or encumbrance is filed against the Premises; unless Tenant is contesting any such Lien in accordance with Paragraph 28 herein;

     F. Any case, proceeding or other action against the Tenant or any guarantor of Tenant's obligations hereunder is successful in securing the attachment, execution or other judicial seizure of a significant portion of Tenant's or such guarantor's assets;

     G. Tenant attempts to make an Assignment of this Lease in violation of Paragraph 18 hereof;

     H. Tenant fails to comply with any term, provision or covenant of this Lease (other than those specifically listed in this Paragraph 23 and other than events or circumstances which are explicitly referred to as an Event of Default elsewhere in this Lease), and does not cure such failure within twenty (20) days after written notice thereof to Tenant;

     I. The breach by Tenant of any material representation or warranty, whether at the time such representation or warranty is made or afterwards, made by Tenant in this Lease or in connection with the preparation or execution of this Lease or the performance of Tenant's obligations under this Lease, and such breach is not cured within twenty (20) days after written notice thereof to Tenant; or

     J. Any guarantor of this Lease shall breach or otherwise fail to perform or observe on a timely basis any of the obligations, covenants, terms, provisions, conditions, agreements, representations or covenants set forth in any guaranty of the Lease, regardless of whether any such guaranty is executed at the same time as or after the execution of this Lease.

     K. The occurrence of an "Event of Default" or similar event under any other Lease for space in the Complex between Landlord, any successor of Landlord; or any owner of any other land in the Complex, and Tenant.

     24.  REMEDIES.

     A. Upon each occurrence of an Event of Default, Landlord shall have, in addition to the other rights and remedies listed in this Paragraph 24 and elsewhere in this Lease, and in addition to any and all other rights and remedies Landlord may have at law or in equity, the option to pursue any one or more of the following remedies without any notice or demand:

          (1)  Terminate this Lease; and/or

          (2) Terminate Tenant's right to possession of the Premises without terminating the Lease and enter upon and take possession of the Premises without terminating this Lease; and/or

          (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease and at law or equity, Tenant hereby specifically waiving any state or federal law to the contrary;

and in any such event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person or entity who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

     B. In the event Landlord terminates this Lease with respect to the Premises in accordance with this Paragraph 24, then, Tenant nevertheless shall remain liable for (a) all sums owed to date to third parties (including without limitation, all taxes and charges for utilities and other services to the Premises), (b) all Base Rent, Additional Rent and other amounts due Landlord and any third parties under this Lease, (c) all damages, costs and expenses sustained, suffered or incurred by Landlord or applicable third parties to the date of such termination, (d) all costs, fees and expenses, including attorneys' fees, incurred by Landlord in pursuit of its remedies hereunder and/or in connection with any bankruptcy proceedings of Tenant or Tenant's guarantor, if any, and/or in connection with renting the Premises to others from time to time (collectively, "Termination Damages"), and (e) additional damages constituting accelerated rent, which shall be an amount equal to (as of the date of such termination) all Base Rent and Landlord's estimate of all Additional Rent and other sums which, but for the termination of this Lease, would have become due during the remainder of the Term (collectively, "Residual Damages"). In calculating Residual Damages, for each Lease Year following termination (A) annual Additional Rent payable shall be conclusively presumed to be equal to the estimated annual Additional Rent payable with respect to the current Lease Year, or portion thereof (on an annualized basis), preceding termination and increased at a rate of 5% per year (or such higher rate as Landlord may reasonably determine taking into account reasonable estimates of future costs) for the remaining portion of the Term; and (B) annual Base Rent payable shall be at the rate stated in this Lease. Such Termination Damages and Residual Damages shall be payable to Landlord in one lump sum on demand, together with interest at the Interest Rate until paid. Subject to the condition precedent that Tenant shall have paid to Landlord all Termination Damages and all Residual Damages in full within thirty (30) days after notice from Landlord of the amount thereof (time being of the essence of this condition), if Landlord relets the Premises, Landlord shall reimburse Tenant for any rental received prior to the end of the Term of this Lease from such reletting (in an amount up to but not exceeding the Residual Damages) if and when Landlord receives any such rent. Landlord shall be under no obligation to Tenant to take any action against any new tenant to enforce payment of any such rental. All costs, including but not limited to reasonable attorneys' fees, incurred by Landlord in reletting the Premises and enforcing payment of any such rental from any future tenant shall be deducted from amounts otherwise reimbursable to Tenant hereunder to the extent not recovered from such new tenant and not previously recovered from Tenant.

     C. If Landlord repossesses the Premises or any portion thereof without terminating the Lease in any manner whatsoever in accordance with this Paragraph 24, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all Base Rent, Additional Rent and other payments owed to Landlord and all sums owed to third parties (including without limitation, all taxes and charges for utilities and other services provided to the Premises) hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord and such third parties until the date of expiration or termination of the Term of this Lease, diminished by all amounts received by Landlord through reletting the Premises during such remaining Term (but only to the extent of the Base Rent reserved under this Lease). Rental and other amounts received by Landlord in connection with such reletting shall be applied in such manner and to such parties as Landlord shall determine to be appropriate, in Landlord's sole and absolute discretion. Should such rentals and other amounts received from such reletting during any month be less than one-twelfth (l/12) of the annual Base Rent, Additional Rent and all other costs to be borne by Tenant in connection with its lease and occupancy of the Premises pursuant to the Lease, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly in advance on the first day of each calendar month, and Tenant shall pay any additional amounts due because of the failure of any replacement tenant to pay its full rent for any month within five (5) days after Landlord's demand. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof is decreed by a court of competent jurisdiction. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration or termination of the Lease Term.

     D. Upon an Event of Default, in addition to any sums provided to be paid herein, Tenant also shall be liable for and shall pay immediately upon demand to Landlord (i) brokers' fees and attorneys' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing or disposing of, at Landlords option, Tenant's or other occupants' property located in or about the Premises; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into a condition acceptable to a new tenant or tenants; (iv) all expenses incurred in marketing the Premises, and (v) all other expenses occasioned by such Event of Default (including court costs and attorneys' fees incurred by Landlord in enforcing or defending Landlord's rights and/or remedies). Tenant shall be obligated to pay the foregoing amounts whether or not Landlord terminates the Lease in any manner whatsoever or repossesses the Premises without terminating the Lease and Tenant's obligation to do so shall survive the expiration or earlier termination of the Term of the Lease.

     E. Tenant acknowledges that late payments of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impossible to accurately ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges imposed on Landlord by any Mortgage covering the Premises. Accordingly, in the event Tenant fails to make any payment of Base Rent or Additional Rent due hereunder by the fifth (5th) day of each calendar month, or any payments other than Base Rent or Additional Rent due hereunder within five (5) days after such amount is due, to help defray the additional cost to Landlord for processing such late payments and other damages incurred by Landlord, Landlord may add to all such outstanding past-due amounts, each and every calendar month, a late charge equal to five percent (5%) of such amounts, which late charges Tenant shall be obligated to pay. The failure by Tenant to pay such late charge within five (5) days after demand therefor shall be an immediate and additional Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder and at law and in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     F. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. In addition to the aforesaid remedies, Landlord shall be entitled to pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state where the Premises is located or otherwise available at law and/or in equity. All rights and remedies of Landlord herein enumerated shall be cumulative. A receipt by Landlord of rent with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies in this Lease provided, Landlord shall be entitled to seek a restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease, at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

     G. In the event of the termination of the Lease and/or the repossession of the Premises because of the occurrence of an Event of Default, Landlord may relet the Premises and collect rental after reletting (provided that Landlord may first lease any other vacant space owned by Landlord), but Landlord shall have no duty to relet the Premises or any portion thereof and shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any portion thereof or any failure of Landlord to collect any rent due upon such reletting. In the event the Premises or any portion thereof are relet, Tenant shall not be entitled to credit or reimbursement of any proceeds received from such reletting in excess of the Base

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Rent owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

     H. If Landlord repossesses the Premises or any portion thereof pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store or dispose of, at Landlord's option in Landlord's sole and absolute discretion, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any seizure thereon or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument or such Claimant's right to repossess such property in the then current circumstances. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have under this Lease, at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable. Any warehouser of any of Tenant's property shall have all the rights and remedies provided by law against Tenant as owner of such property. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this Subparagraph.

     I. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     J. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

     25. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages, deeds or trust and/or other security instruments and any ground lease, master lease or primary lease (individually and collectively, as applicable, a "Mortgage) now or at any time hereafter affecting the Premises or the improvements situated thereon or the Building provided, however, that if the mortgagee, trustee, lessor, or holder of any such Mortgage (individually and collectively as applicable, a "Mortgage") elects to have Tenant's interest in this Lease superior to any such Mortgage, then by notice to Tenant from such Mortgagee, this Lease shall be deemed superior to such Mortgage, whether this Lease was executed before or after said Mortgage. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any Mortgagee for the purpose of subjecting and subordinating this Lease to the lien or interest in the fee of any such Mortgage.

     If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises, then, upon written request of such Mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee or Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee or Landlord may reasonably request to evidence such attornment. Without limiting Tenant's obligations as detailed above, Tenant agrees to execute Agreements of Subordination, Non-Disturbance and Attornment) individually and collectively a "Subordination Agreement") from time to time in substantially the same form as attached hereto as EXHIBIT D or in any other form reasonably requested by any Mortgagee, within ten (10) business days of Landlord's or such Mortgagee's request. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant any such Subordination Agreement if Tenant fails to deliver the same within such ten (10) business day period and such Subordination Agreement as signed by Landlord or Landlord's beneficiary if Landlord is a land trust, as the case may be, shall be fully binding on Tenant.

     26. LENDER'S REQUIREMENTS. If any Mortgagee or prospective purchaser, lender or lessor of Landlord should require as a condition precedent to the closing of any sale, loan or lease transaction or the disbursal of any money under any sale, loan or lease transaction, that this Lease be amended or supplemented in any manner (other than an adverse modification to Tenant of the size or location of the Premises, the term of the Lease, Tenant's Use, the Base Rent or in any other regard as will substantially and materially adversely affect the rights of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by an agreement (individually and collectively a "Lease Supplement") embodying such amendments and supplements. Tenant shall, within ten (10) days after the date of Landlord's notice, execute the tendered Lease Supplement. If Tenant reasonably believes that the amendments or supplements fall within the categories set forth in the clause in parentheses in the first sentence of this Paragraph, Tenant shall deliver to Landlord a written statement of its reason or reasons for refusing to execute the Lease Supplement in which case, if Landlord and Tenant cannot reach an agreement on the terms of the Lease Supplement, Landlord shall have the right, in addition to any and all other remedies it may have under this Lease, at law or in equity, to petition an applicable court to determine whether such Lease Supplement does fall within such categories or not. Failure of Tenant to respond or execute the Lease Supplement within said ten (10) day period, or an unjustified objection by Tenant to any Lease Supplement, shall be an immediate

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

Event of Default under this Lease without further notice and opportunity to cure such Event of Default.

          27. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant provided that Tenant has been given notice of the name and address of any such Mortgagee. Tenant further agrees that any Mortgagee shall have the right but not the obligation to cure or correct any such default within such time as may be necessary to cure or correct such default (including any time necessary to obtain possession of the Premises or the Complex if possession is necessary to cure or correct such default), provided such Mortgagee has commenced within thirty (30) days after actual receipt of written notice of said default and is diligently pursuing the remedies or steps (which may include attempting to obtain possession of the Premises or the Complex from Landlord) necessary to cure or correct such default, before Tenant may exercise any right or remedy Tenant may have under this Lease or at law or in equity upon default by Landlord.

          28. LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever, including but not limited to mechanics' and materialmens' liens and leasehold mortgages upon, or in any manner to bind the interest of Landlord or Tenant in the Premises, or in this Lease, or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor or other services for or in connection with any construction or repairs (individually and collectively, a "Lien"). Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor or services performed or materials furnished in connection with any work performed on the Premises by, for, or at the request of Tenant or Tenant's Related Parties, or with their knowledge and consent, or otherwise not at the direction of Landlord, and that it will indemnify, defend and hold harmless Landlord from any and all losses, costs, expenses, liabilities, suits, penalties, claims and damages (including court costs and attorneys' fees) based on or arising out of asserted claims or Liens against the leasehold estate or the Premises or any portion thereof or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any Lien against the Premises or the Lease and to immediately cause any such Lien to be released, subject to Tenant's right to contest any such Lien in the following sentence. Tenant shall have the right to contest any such Lien so long as the enforcement thereof is stayed and provided that (i) Tenant, while diligently contesting such Lien, makes any full or partial payments on such Lien required by law and immediately deposits with the Landlord or if requested by Landlord, any Mortgagee, an amount in cash, or a bond or title indemnity in a form and from a bonding agent or title company acceptable to Landlord, sufficient to cover the amount of said Lien and all interest, penalties or costs that would be payable to discharge such Lien if such Lien were valid and sufficient to enable Landlord's and any Mortgagee's title insurer to insure over any such Lien and
(ii) complies with any and all obligations of Landlord relating to the contesting of Liens under any Mortgages. Tenant agrees to prosecute and contest diligently and by appropriate legal proceedings any such Lien in a manner which will prevent the enforcement of the matter under contest and will not impair the lien or other interest of any Mortgagee or interfere with the normal conduct of business on or in the Complex. Notwithstanding any other provisions of this Paragraph 28, Tenant shall take all actions relating to any such Liens to prevent Landlord from being in default under any Mortgage, and any failure to do so by Tenant shall be an immediate Event of Default under this Lease. If Tenant shall fail to immediately discharge such Lien or to give adequate security in the manner provided above and promptly and diligently contest any such Lien in accordance with the terms of this Paragraph 28 then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such Lien by deposit in the court having jurisdiction of such Lien, a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such Lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such Lien. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including court costs and attorneys' fees of Landlord), together with interest thereon at the Interest Rate shall be repaid by Tenant to Landlord on demand by Landlord. In settling, compromising or discharging any Lien or claims for Lien, Landlord is hereby authorized to use any sums or security deposited with Landlord, Mortgagee or their title insurer pursuant to the terms of this paragraph and/or the Security Deposit, to settle, compromise or discharge any such Lien or claims for Lien and Landlord shall not be required to inquire into the validity or amount of any such Lien or claim for Lien.

          29. INTENT OF PARTIES. This is a "net, net, net lease." Landlord and Tenant state, represent and agree that it is their mutual and respective intent and purpose that the Base Rent, Additional Rent and all other rents and sums paid or to be paid to Landlord pursuant to this Lease shall be absolutely net to Landlord, without abatement, deduction, diminution, deferment, suspension, reduction, setoff, recoupment, offset or counterclaim whatsoever and that all expenses, obligations and liabilities of every kind and nature with respect to or arising, directly or indirectly, now or hereafter from the use or occupancy of the Premises, whether within or beyond the present contemplation of the parties, during the Term shall be paid, satisfied, performed and observed solely by Tenant, in a timely manner and free of expense to Landlord. All such sums paid or to be paid to Landlord pursuant to this Lease shall constitute "rent" or "rental" hereunder. No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent or other amounts due in this Lease shall be deemed to be other than on account of the amount due nor shall an endorsement or statement on any check or any letter accompanying any check or other payment be deemed an accord and satisfaction. Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other amounts or pursue another remedy hereunder.

          30. COMPLIANCE WITH LAWS AND MATTERS OF RECORD. Tenant shall comply with all Governmental Requirements. Tenant shall not record this Lease without the prior written consent of Landlord. This Lease shall be subject and subordinate to all easements, covenants, conditions and restrictions presently existing or hereafter created upon the Premises and/or the Complex. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, affecting the Premises. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises. Tenant shall procure and maintain all permits and licenses required for the transaction of Tenant's business at the Premises, including with limitation, any special use permit necessary for Tenant's Use. If as the result of any act or omission of Tenant or the passing or imposition of any future requirements described above, the Premises cease to conform to every applicable requirement as described above relating hereto, Tenant shall cause the Premises to conform promptly after Tenant learns of the nonconformity.

          31. WORDING, CAPTIONS AND EXHIBITS. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires. The captions, titles and headings of the individual paragraphs and sections inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. All EXHIBITS attached to this Lease are made a part hereof and incorporated into the body of this Lease in their entirety as if fully set forth herein.

          32. SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises, Building, Complex and property that are the subject of this Lease.

          33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by general shortages of labor, material or equipment, war, civil commotion, fire or other casualty, weather, acts of God, labor disputes or difficulties, governmental laws, regulations or actions or other causes beyond Landlord's reasonable control or other events of force majeure (individually and collectively a "Force Majeure"). In any case where work to be performed by Landlord is to be paid out of insurance proceeds, condemnation awards or similar funds, due allowance shall be made to Landlord for reasonable delays in the collection of such proceeds and awards.

          34. ESTOPPEL CERTIFICATE. Tenant agrees, from time to time, within five (5) days after request by Landlord, to deliver to Landlord or Landlord's designee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord or Tenant, or so specifying such defaults if any are claimed, and (iii) containing any other provisions reasonably requested by Landlord that relate to the Lease. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant, coupled with an interest, with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such five (5) day period, and such certificate as signed by Landlord or Landlord's beneficiary, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's beneficiary, as the case may be, on behalf of Tenant. In addition, Tenant agrees that each subtenant of Tenant shall be obligated pursuant to its sublease, to deliver an estoppel certificate to Landlord in accordance with the requirements of this Paragraph relating to such subtenant's sublease.

          35. ENTIRE UNDERSTANDING. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, contains all of the covenants and agreements of Landlord and Tenant with respect thereto and supersedes all prior agreements, written or oral. Tenant acknowledges that no representations, inducements, promises or agreements, oral or written have been made by Landlord, or anyone acting on behalf of Landlord, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

           36. SURVIVAL OF OBLIGATIONS. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to Base Rent, Additional Rent and other sums due under this Lease and costs for utilities referred to in Paragraph 9 herein, and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear

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

excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord of Tenant's obligation hereunder for Additional Rent and costs for utilities referred to in Paragraph 9 herein, which remain unpaid by Tenant for the year in which the Lease expires or terminates, each of which amounts shall be recalculated at the time actual costs for such items are determined. Tenant shall remain liable for any additional costs for the foregoing items and shall pay any such additional costs within five (5) days after demand by Landlord. The provision of this Paragraph shall in no way be deemed to limit or restrict Tenant's other obligations under this Lease.

          37. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective and applicable to this Lease during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          38. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

          39. LANDLORD AND TENANT EXECUTION. Submission of this Lease by Landlord to Tenant shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. By executing and delivering this Lease, Tenant irrevocably offers, for a period of fourteen (14) days from Landlord's receipt thereof, to lease the Premises from Landlord on the terms hereof. Landlord shall not be bound to execute the Lease. After such fourteen (14) day period, and so long as Landlord has not executed and delivered this Lease, Tenant may revoke such offer in writing. In such event, this Lease shall be void and each party shall return any copies executed by the other. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time that Tenant has paid to Landlord the Security Deposit and one month's Base Rent and Additional Rent.

          40. INTEREST. Base Rent, Additional Rent and all other amounts payable by Tenant to Landlord under this Lease, if not paid when due, including any charges, expenses, liabilities or fees in connection with an Event of Default by Tenant, shall accrue interest at the Interest Rate from the due date until paid, said interest to be in addition to all other charges under this Lease and to be paid to Landlord by Tenant upon demand. For the purposes of this Lease, the term "Interest Rate" shall mean a rate equal to five percent (5%) plus the corporate base rate announced from time to time by The First National Bank of Chicago or its successors ("FNB"), at its principal office in Chicago, Illinois. The Interest Rate shall change on the same day as any change in the corporate base rate occurs. The corporate base rate shall be the rate "announced" notwithstanding that other rate or rates may actually be charged. The written statement or notice from FNB as to what the corporate base rate was on any given day shall be conclusive, and, in the event that FNB should cease to publish a corporate base rate, the corporate base rate (or the prime rate) announced by another major Chicago based bank selected by Landlord shall be an acceptable substitute therefor. Any interest payable under this Lease with reference to the Interest Rate (i) shall be adjusted on a daily basis, based upon the Interest Rate in effect from time to time, and shall be calculated on the basis of the actual number of days elapsed on a 360 day year, as the case may be and (ii) shall be compounded and added to the principal amount outstanding on the first day of each calendar month.

          41. TRANSFER OF LANDLORD'S INTEREST AND LIMITED RECOURSE. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises and in this Lease, or any portion thereof, and Tenant agrees that in the event of any such transfer, the transferring Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee as the new "Landlord" for the performance of Landlord's obligations hereunder; provided, however, any such transferee shall be deemed to have assumed the obligations of Landlord hereunder accruing after the date of transfer, subject to the conditions and limitations herein contained. Notwithstanding anything to the contrary contained herein or in any other relateded document whether prepared prior to, contemporaneously with or after the date hereof (the "Related Documents"), neither Landlord (except to the extent of Landlord's interest in the Premises) nor any of Landlord's successors, assigns, partners, directors, officers, shareholders, agents, representatives, employees and Mortgagees, as applicable (individually and collectively, the "Exculpated Parties"), shall have any personal liability whatsoever to Tenant and Tenant's Related Parties for any of Landlord's obligations contained in this Lease or the Related Documents, including, but not limited to the obligations to observe, perform or discharge any of the terms, covenants or conditions contained in this Lease or any other Related Document. In the event that any suit or other proceeding is brought under this Lease or other Related Document, any judgment obtained in or as a result of such suit or proceeding shall not be enforced or enforceable personally against any of the Exculpated Parties. Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed the Exculpated Parties, including but not limited to Landlord, shall never be personally liable for such judgment.

          42. MODIFICATION OF LEASE AND LANDLORD'S CONSENT. The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought. The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by Tenant shall not constitute a waiver or relinquishment for the future of any such term, covenant or condition. Wherever in this Lease reference is made to "Landlord's consent", or "Landlord's consent in Landlord's sole and absolute discretion" or words of similar intent, such consent of Landlord may be withheld or granted in Landlord's sole and absolute discretion which discretion may be arbitrarily and unreasonably exercised, unless such consent is expressly by its terms subject only to Landlord's reasonably discretion.

          43. CHOICE OF LAW AND INTERPRETATION. This Lease shall be governed by the internal law of the State in which the Complex is situated, without considering such state's choice of law rules. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

          44.  INTENTIONALLY DELETED.

          45. INDEPENDENT COVENANTS. Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals or other charges provided for in this Lease, it being agreed that the obligations of Landlord hereunder, unless expressly indicated otherwise, are independent of Tenant's obligations and such obligations of Landlord shall be construed as independent covenants and not conditions precedent.

          46. CERTAIN RIGHTS RESERVED BY LANDLORD. Without limiting in any way Landlord's rights under this Lease and at law and in equity, Landlord reserves the following rights exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for setoff, abatement or recoupment of rent:

               A. To control, install, affix and maintain any and all signs on the Complex, and on the exterior of the Building and in any Common Areas, except those signs within the Premises not visible from outside the Building.

               B. To reasonably designate, limit, restrict and control any service in or to the Complex, including but not limited to the designation of sources from which Tenant may obtain sign painting and lettering.

               C. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises and the rest of the Complex. No locks shall be changed without the prior written consent of Landlord.

               D. To (i) make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Premises and the Complex, and any part thereof and to build additional stories above or below the Premises; (ii) eliminate or relocate public entrances to the Premises, so long as there is at all times one ground level, public entrance to the Premises; (iii) construct other buildings or improvements on the Premises from time to time and make alterations and/or additions thereto, above, below and/or adjoining the same; and (iv) construct multi-level, elevated or subterranean parking facilities and for such purposes to enter upon the Premises and the Complex, and in connection with any of said work, to close doors, entryways, corridors, public spaces, sidewalks, driveways, parking areas and other portions of the Premises, Common Areas and corridors in the Premises and the Complex and to interrupt and suspend services and facilities.

          47. RULES AND REGULATIONS. Tenant shall comply with and observe all reasonable rules and regulations established by Landlord from time to time which apply generally to tenants in the Complex.

          48. LANDLORD'S DEFAULT. Landlord shall not be deemed to have breached any of its obligations under this Lease or be in default hereunder unless both
(i) Tenant provides Landlord with a "Tenant's Default Notice" (as such term is defined below) of such failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be performed by Landlord and (ii) such failure by Landlord shall continue for a period of thirty (30) days after Landlord's actual receipt of such Tenant's Notice ("Landlord's Cure Period"); provided, however, that if the nature of such failure in Landlord's reasonable discretion is such that it is not reasonably susceptible of being cured within such thirty (30) day Landlord's Cure Period, then Landlord shall have such additional time in Landlord's Cure Period as is reasonably necessary to correct such failure, and Landlord shall not be deemed to have breached any of its obligations under this Lease or be in default hereunder during such cure period. The term "Tenant's Default Notice" shall mean a written notice from Tenant to Landlord specifying in detail such alleged failure by Landlord to observe or perform the covenants, conditions or provisions in question of the Lease and specifically and explicitly referencing the fact that Landlord has thirty (30) days, or such additional time as provided in this Paragraph, to cure the failure in question. Landlord's Cure Period shall not begin to run, and Landlord shall not be deemed to be in default or have breached its obligations under this Lease unless Landlord has actually received Tenant's Default Notice containing all of the elements referred to in the foregoing sentence, and Landlord fails to cure any such failure within Landlord's Cure Period.

          49. NOTICES. Except to the extent expressly specified otherwise in this Lease where notices are deemed received only upon actual receipt (in which case the addresses specified below shall still be used), all notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given and received (i) when delivered in person, (ii) three (3) days after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, return receipt requested, postage prepaid,
(iii) when received if sent by private courier service, delivery charge prepaid, or (iv) on the date on which either party refuses delivery in person, by mail or by private courier service and (b) addressed as follows:

         If to Landlord:           c/o Prime Group Realty, L.P.
                                   77 West Wacker Drive
                                   Suite 3900
                                   Chicago, IL 60601
                                   Attention: Christopher J. Sultz

         with a copy to:           Prime Group Realty Trust
                                   77 West Wacker Drive
                                   Suite 3900
                                   Chicago, IL 60601
                                   Attention: James F. Hoffman

         If to the Tenant          Strand Tek
                                   455 North Indian Rocks Road
                                   Belleair Bluffs, Florida 33770
                                   Attention: Mr. Greg Veltman

or to each such party at such other addresses as such party may designate in a written notice to all other parties. Tenant hereby waives, to the fullest extent permitted by all Governmental Requirements, the right to any other method of notice or service required by any statute or law.

          50. COMPLIANCE WITH LENDER'S AND OTHER REQUIREMENTS. Tenant represents and warrants to Landlord that Tenant has obtained all necessary consents from Tenant's lenders and any other necessary persons or entities and that the execution by Tenant of this Lease and the performance by Tenant of its covenants contained herein does not violate any loan covenants or other agreements, requirements or orders applicable to Tenant.

          51. TENANT'S STATEMENT OF OWNERSHIP AND FINANCIAL STATEMENTS. Tenant shall provide Landlord, on the date hereof, and after the date hereof as requested by Landlord from time to time, with a certificate signed by the President of Tenant, and such other evidence as reasonably requested by Landlord (collectively the "Ownership Statement"), certifying to Landlord the names of the ten (10) largest owners of any and all outstanding shares of stock (or partnership shares or other ownership interests) of Tenant and the amount of such shares or other interests owned by each such owner. Subject to Tenant's other obligations under Paragraph 18 herein, Tenant shall notify Landlord in writing within five (5) days after the transfer of any block or blocks of twenty percent (20%) or more of the outstanding shares of stock of Tenant. Tenant shall also provide to Landlord, on the date hereof, with copies of Tenant's (i) most recent balance sheet (and most recent audited balance sheet if the most recent balance sheet is unaudited) and (ii) audited income statements for Tenant's prior fiscal year and income statements for Tenant's current fiscal year through to the most recent quarter. In addition, Tenant shall provide Landlord with annual audited balance sheets and audited income statements within ninety (90) days after the end of each of Tenant's fiscal years and balance sheets and income statements (which may be unaudited) for each of Tenant's fiscal quarters within forty-five (45) days after the end of each such fiscal quarter. All audited financial statements shall be audited by a reputable independent public accounting firm and contain certificates from such firm certifying that, and all unaudited financial statements shall be accompanied by a certificate of the Chief Financial Officer of Tenant certifying that, to the best of such person or entity's knowledge after due inquiry, (i) such financial statements are true and correct, (ii) were prepared in accordance with generally acceptable accounting principles consistently applied and (iii) accurately represent the condition and results of operation of the Tenant as of the date of such statements or for the period of time covered by such statements, as applicable.

          52. TIME IS OF THE ESSENCE. Time is of the essence with respect to the Tenant's obligations under this Lease.

          53. ATTORNEY'S FEES. Wherever in this Lease Landlord's costs and expenses or attorneys' fees are mentioned, such costs and expenses or attorneys' fees shall also be deemed to include in addition to outside attorneys' fees and costs, Landlord's customary and reasonable charges for time spent and expenses incurred by Landlord's or Landlord's partner's, affiliate's or agent's in-house staff attorneys.

          54. CORPORATE AUTHORITY. Tenant covenants, represents and warrants that it has full and complete authority to enter into this Lease under all the terms, conditions and provisions set forth herein. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

          55. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts taken together shall constitute but one and the same Agreement.

          56. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby assigns and grants to Landlord a continuing security interest and lien as security for all Base Rent, Additional Rent, and other sums of money becoming due hereunder from Tenant and the performance by Tenant of its other obligations hereunder, upon all of Tenant's right, title and interest, whether now existing or hereafter acquired by Tenant, in and to (i) any and all goods, wares, equipment, fixtures, furniture, inventory, machinery and all other personal and real property of any type whatsoever, including all renewals, additions, replacements, substitutions, alterations and betterments thereof now or hereafter situated at the Complex (which Complex is located at 13535 South Torrence Avenue, Chicago, Illinois),
(ii) all proceeds from any casualty insurance policy affecting the foregoing items listed in clause (i) above, (iii) all proceeds from any condemnation award or settlement or transaction in lieu of condemnation affecting the foregoing items listed in clause (i) above, (iv) all warranties, guarantees, service and maintenance records and manufacturers instructions relating to the foregoing items listed in clause (i) above, and (v) together with all proceeds and products of the foregoing (collectively. "Tenant's Encumbered Property"), and Tenant's Encumbered Property (or any portion thereto) shall not be removed from the Premises at any time while Tenant is in default under this Lease without the consent of Landlord until the Term of this Lease has expired and all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of Tenant's other obligations hereunder satisfied. Tenant shall allow no other security interests or liens to attach to Tenant's Encumbered Property. In the event any of Tenant's Encumbered Property is removed from the Premises in violation of the covenant in the preceding sentence, it shall constitute an immediate Event of Default under this Lease without notice or demand, and the security interest shall continue in such property and all proceeds and products, regardless of location. Upon an Event of Default hereunder by Tenant, in addition to all other rights and remedies Landlord has under this Lease and at law and equity, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell Tenant's Encumbered Property at public or private sale upon five (5) days notice by Landlord. Tenant hereby agrees to immediately upon Landlord's request from time to time execute such other instruments (including UCC form financing statements) necessary or desirable under applicable law to perfect the security interests and liens hereby created. Landlord and Tenant agree that this Lease shall constitute a security agreement and may serve as a financing statement and fixture filing and that a copy, photographic or other reproduction of this portion of the Lease may be filed of record with the Secretary of State of Illinois and the Recorder of Deeds of Cook County by Landlord and have the same force and effect as the original.

          57. INDUSTRIAL REVENUE BOND LIMITATIONS. Tenant covenants and agrees that the Tenant shall use the Premises solely as a manufacturing facility within the meaning of Code Section 144(a) (12) (C). A material violation, as determined by Landlord in Landlord's reasonable judgment, of the foregoing covenant shall be; at Landlord's sole and absolute option in a written notice to Tenant, an immediate Event of Default under the Lease, allowing Landlord to exercise any and all remedies it may have under the Lease, at law and in equity, including but not limited to the immediate termination of the Lease. An immaterial violation of the foregoing covenant shall not be an Event of Default under the Lease unless Tenant fails to cure any such violation within thirty (30) days after Tenant receives written notice from Landlord of such immaterial violation. Tenant acknowledges that the Industrial Development Revenue Bonds relating to the Premises provide Landlord, in addition to certain other benefits, with the benefit of making interest payments to the holders of such Bonds which are tax-exempt to such holders, thus decreasing Landlord's borrowing costs. Tenant acknowledges that a violation of the convent referred to above could irrevocably harm Landlord by causing the maturity date of such Bonds to be accelerated and/or the interest payments on such Bonds to become taxable. Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, shareholders, partners, agents, representatives, employees and Mortgagee, as applicable, from and against all losses, costs, damages, and expenses, whatsoever (including without limitation, attorney's fees) arising from or attributable, indirectly or directly to any breach by Tenant of its covenant contained in this Paragraph 57.


          58. OPTION TO EXTEND. Subject to the terms and conditions set forth below, Tenant shall have one (1) option (the "Extension Option") to extend the Term of this Lease with respect to only the entire Premises on the same terms, provisions and conditions as contained in this Lease, except as otherwise expressly provided herein, the term of such Extension Option to be for a period of five (5) years (the "Extension Term"), commencing on November 1, 2007 and shall expire on October 31, 2012. In the event Tenant desires to exercise the Extension Options, Tenant shall give written notice to Landlord at least eight
(8) months prior to the expiration date of the Term (the "Notice Date"), time being of the essence of Tenant's exercise of such option. If the Extension Option is not exercised in the manner and within the time period provided above, the same automatically shall expire and Tenant shall have no further rights or options under this Lease to extend the Term hereof. During the Extension Term, Tenant shall pay to Landlord Base Rent for the Premises in the amount of three percent (3%) in excess of the Base Rent payable by Tenant for the immediately preceding lease year, for the first lease year of the Extension Term. Base Rent for each of the succeeding years of the Extension Term shall increase by three percent (3%) over the Base Rent payable for the immediately preceding lease year on each annual anniversary of the commencement date of the Extension Term. Furthermore, Tenant shall continue to pay to Landlord during the Extension Term Additional Rent for the Premises as provided in this Lease. Tenant may only exercise the Extension Option and an exercise thereof shall only be effective if, at the time of Tenant's exercise of the Extension Option and on the commencement date of the Extension Term, this Lease is in full force and effect and no Event of Default or event that, with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and exists, and, inasmuch as the Extension Option is intended only for the original Tenant under this Lease, the entire Premises are then occupied by the original Tenant herein and Tenant has not assigned this Lease or sublet any portion of the Premises. Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise the Extension Option. Upon the valid exercise of the Extension Option by Tenant, at the request of Landlord, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, provisions and conditions applicable to Tenant's leasing of the Premises during the Extension Term, with such revisions to the Base Rent and Additional Rent as may be necessary to conform to the provisions of this Paragraph 58.

     59.  RACKING SYSTEM.

     A. Tenant shall have the right to install a racking system (the "System"), during the Term of this Lease, such installation to be performed in accordance with the provisions of Paragraph 7 of this Lease, at Tenant's sole cost and expense. Notwithstanding the foregoing to the contrary. Landlord shall reimburse Tenant in an amount not to exceed Eighty Thousand Dollars ($80,000.00) towards the cost of the System (the "Racking Allowance") within thirty (30) days following Tenant's submission to Landlord of paid invoices, and full waivers of lien from all contractors and materials suppliers in connection with the System, for the cost of the System. In addition, the Racking Allowance shall be amortized over the initial Term of this Lease, at the rate of thirteen percent (13%) per annum, and monthly Base Rent payable under this Lease shall be increased promptly following Landlord's payment of the Racking Allowance to Tenant to reflect such amortization of the Racking System.

     B. Notwithstanding anything in this Lease to the contrary, including but not limited to, the provisions of Paragraphs 7 and 21 of this Lease, the System shall be and remain the property of Tenant, and Tenant shall remove the System from the Premises at the expiration or earlier termination of the Term of this Lease, in accordance with the provisions of the referenced paragraphs.

     60. FIRE SUPPRESSION SYSTEM. In the event that during the Term of this Lease (as same may be extended, modified or renewed), applicable code provisions for the City of Chicago require that the Premises be modified to install a fire suppression system (the "Suppression System"), Landlord shall install same at Tenant's expense (the "Suppression System Expense"). Notwithstanding the foregoing to the contrary, the Suppression System Expense shall be amortized over the remainder of the then current Term of this Lease at the rate of thirteen percent (13%) per annum, and the monthly Base Rent shall, immediately following the date of installation of the Suppression System, be increased to include such amortized amount.

                          [Signature page to follow.]

     IN WITNESS WHEREOF, the parties have cause this Lease to be executed and delivered as of the date and year first above written.

                                   LANDLORD:

                                   ENTERPRISE CENTER VIII, L.P., an Illinois
                                        limited partnership

                                   By:  Prime Group Realty, L.P., a Delaware
                                        limited partnership, its General partner

                                        By:  Prime Group Realty Trust, a
                                             Maryland real estate investment
                                             trust, its Managing General Partner

                                             By:  /s/ Christopher J. Sultz
                                                  ------------------------------
                                                  Name: Christopher Sultz
                                                       -------------------------
                                                  Its:   SVP
                                                       -------------------------


                                             By:  /s/ Philip A. Hoffer
                                                  ------------------------------
                                                  Name:  Philip A. Hoffer
                                                       -------------------------
                                                  Its:  EVP
                                                       -------------------------

                                   TENANT:

                                   STRANDEX INTERNATIONAL, INC., a Delaware corporation


                                   By: /s/ William G. Buckles
                                      ----------------------------------------
                                      Name: William G. Buckles, Jr.
                                           -----------------------------------
                                      Its:  Vice President
                                           -----------------------------------

                                  EXHIBIT A
                                  ---------

                  DIAGRAM OF PREMISES AND THE STORAGE SPACE
                  -----------------------------------------

                               [SEE ATTACHED]

                       BUILDING A & A-1 625,144 SQ. FT.                [LOGO]



[Building A Floor Plan]                      [Building A-1 Floor Plan]


--------------------------------------------------------------------------------
                          BUILDING A - DOOR SCHEDULE
--------------------------------------------------------------------------------
Door No.    Door Width   Door Height    Door No.    Door Width   Door Height
--------------------------------------------------------------------------------
    1        16' - 0'       19' - 3'        8        15' - 0'      19' - 5'
--------------------------------------------------------------------------------
    2        14' - 0'       17' - 10'       9        13' - 0'      15' - 8'
--------------------------------------------------------------------------------
    3        16' - 0'       19' - 3'        10       13' - 0'      16' - 0'
--------------------------------------------------------------------------------
    4        18' - 0'       22' - 0'        11       13' - 3'      16' - 0'
--------------------------------------------------------------------------------
    5        15' - 0'       21' - 6'        12        9' - 0'       9' - 0'
--------------------------------------------------------------------------------
    6        15' - 0'       17' - 5'        13       16' - 0'      22' - 0'
--------------------------------------------------------------------------------
    7        13' - 0'       16' - 0'        14       15' - 0'      18' - 0'
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Quantity/                    Height to
Building        Bay      SQ/FT       Tonnage        Span           Rail
--------------------------------------------------------------------------------
   A            A-B      72,370     3/10 TON       88' - 0'       32' - 4'
         -----------------------------------------------------------------------
                B-C      71,710     2/10 TON       88' - 0'       32' - 4'
         -----------------------------------------------------------------------
                C-D      55,664     2/10 TON       88' - 0'       32' - 4'
         -----------------------------------------------------------------------
                D-E      49,358     2/10 TON       58' - 0'       32' - 4'
         -----------------------------------------------------------------------
                E-G      76,243     2/10 TON       90' - 0'       32' - 4'
         -----------------------------------------------------------------------
                G-H      57,800     2/10 TON       68' - 0'       32' - 4'
================================================================================
   A-1          A-B      59,877     2/10 TON       88' - 0'       32' - 4'
         -----------------------------------------------------------------------
                B-C      56,584     2/10 TON       88' - 0'       32' - 4'
         -----------------------------------------------------------------------
                C-D      44,079     2/10 TON       68' - 0'       32' - 4'
         -----------------------------------------------------------------------
                D-E      37,827     2/10 TON       58' - 0'       32' - 4'
         -----------------------------------------------------------------------
                E-F      44,032     2/10 TON       58' - 0'       32' - 4'
         -----------------------------------------------------------------------

================================================================================

                            Developed and Managed by


                           PRIME GROUP REALTY TRUST

                  4527 Columbia Avenue Hammond, Indiana 46327

                                   EXHIBIT B
                                   ---------


                            [INTENTIONALLY DELETED]

                                   EXHIBIT C
                                   ---------

                              BASE RENT SCHEDULE
                              ------------------



LEASE YEAR               ANNUAL BASE RENT               MONTHLY BASE RENT
----------

    1                      $ 293,873.81                    $ 24,489.48

    2                      $ 302,690.02                    $ 25,224.17

    3                      $ 311,770.72                    $ 25,980.89

    4                      $ 321,123.04                    $ 26,760.32

    5                      $ 330,757.55                    $ 27,563.13

    6                      $ 340,680.27                    $ 28,390.02

    7                      $ 350,900.67                    $ 29,241.72

                                      C-1